                                                                       EXHIBIT 4



================================================================================


                             PLAINS RESOURCES INC.,

                             SUBSIDIARY GUARANTORS
                                  NAMED HEREIN

                                      and

                              TEXAS COMMERCE BANK
                              NATIONAL ASSOCIATION
                                    Trustee


                            ---------------------

                                   INDENTURE

                           Dated as of March 15, 1996

                            ---------------------


                                  $150,000,000


              10 1/4%SENIOR SUBORDINATED NOTES DUE 2006, SERIES A

              10 1/4% SENIOR SUBORDINATED NOTES DUE 2006, SERIES B



================================================================================

                             CROSS-REFERENCE TABLE

                                                                 Indenture Section
 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.10
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.10
    (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (a)(5) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.08
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.08; 7.10
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
 311(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.11
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.11
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
 312(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.05
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13.03
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13.03
 313(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06
    (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06; 13.02
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.06
 314(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4.02; 4.03; 13.02
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13.04
    (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13.04
    (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13.05
    (f). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
 315(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(b)
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.05; 13.02
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(a)
    (d). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7.01(c)
    (e). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.11
 316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . .      2.09
    (a)(1)(A). . . . . . . . . . . . . . . . . . . . . . . . . . .      6.05
    (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . . . . . .      6.02; 6.04; 9.02
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.07
    (c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      N.A.
 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.08
    (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . .      6.09
    (b). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2.04
 318(a). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13.01
 318(c). . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      13.01

______________
N.A. means Not Applicable.

NOTE: This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE ONE

                                        DEFINITIONS AND INCORPORATION BY REFERENCE
         SECTION 1.01.    Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . -2-
         SECTION 1.02.    Other Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -23-
         SECTION 1.03.    Incorporation by Reference of Trust Indenture Act . . . . . . . . . . . . . . . . . . . .  -24-
         SECTION 1.04.    Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -24-

ARTICLE TWO

                                                      THE SECURITIES
         SECTION 2.01.    Form and Dating . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -25-
         SECTION 2.02.    Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -26-
         SECTION 2.03.    Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -27-
         SECTION 2.04.    Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         SECTION 2.05.    Holder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         SECTION 2.06.    Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -28-
         SECTION 2.07.    Book-Entry Provisions for Global Securities . . . . . . . . . . . . . . . . . . . . . . .  -33-
         SECTION 2.08.    Replacement Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
         SECTION 2.09.    Outstanding Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -34-
         SECTION 2.10.    Treasury Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         SECTION 2.11.    Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         SECTION 2.12.    Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         SECTION 2.13.    Defaulted Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -35-
         SECTION 2.14.    Private Placement Legend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-

ARTICLE THREE

                                                        REDEMPTION
         SECTION 3.01.    Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         SECTION 3.02.    Selection of Securities To Be Redeemed  . . . . . . . . . . . . . . . . . . . . . . . . .  -36-
         SECTION 3.03.    Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         SECTION 3.04.    Effect of Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         SECTION 3.05.    Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -37-
         SECTION 3.06.    Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-

ARTICLE FOUR

                                                        COVENANTS
         SECTION 4.01.    Payment of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-
         SECTION 4.02.    SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -38-

         SECTION 4.03.    Compliance Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
         SECTION 4.04.    Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -39-
         SECTION 4.05.    Corporate Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
         SECTION 4.06.    Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
         SECTION 4.07.    Payment of Taxes and Other Claims.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -40-
         SECTION 4.08.    Maintenance of Properties and Insurance.  . . . . . . . . . . . . . . . . . . . . . . . .  -41-
         SECTION 4.09.    Limitation on Incurrence of Additional Indebtedness.  . . . . . . . . . . . . . . . . . .  -41-
         SECTION 4.10.    Limitation on Senior Subordinated Indebtedness. . . . . . . . . . . . . . . . . . . . . .  -42-
         SECTION 4.11.    Limitation on Restricted Payments.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -42-
         SECTION 4.12.    Limitation on Disposition of Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . .  -43-
         SECTION 4.13.    Limitation on Liens Securing Indebtedness.  . . . . . . . . . . . . . . . . . . . . . . .  -45-
         SECTION 4.14.    Limitation on Payment Restrictions Affecting Subsidiaries . . . . . . . . . . . . . . . .  -46-
         SECTION 4.15.    Limitation on Transactions with Related Persons . . . . . . . . . . . . . . . . . . . . .  -46-
         SECTION 4.16.    Limitation on Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
         SECTION 4.17.    Change of Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -47-
         SECTION 4.18.    Provision of Financial Information  . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
         SECTION 4.19.    Registration Rights Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-
         SECTION 4.20.    Qualification of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -49-

ARTICLE FIVE

                                                  SUCCESSOR CORPORATION
         SECTION 5.01.    When Company May Merge, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-
         SECTION 5.02.    Successor Corporation Substituted . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -50-

ARTICLE SIX

                                                  DEFAULTS AND REMEDIES
         SECTION 6.01.    Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -51-
         SECTION 6.02.    Acceleration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -52-
         SECTION 6.03.    Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
         SECTION 6.04.    Waiver of Past Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -53-
         SECTION 6.05.    Control by Majority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
         SECTION 6.06.    Limitation on Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
         SECTION 6.07.    Rights of Holders To Receive Payment  . . . . . . . . . . . . . . . . . . . . . . . . . .  -54-
         SECTION 6.08.    Collection Suit by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
         SECTION 6.09.    Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
         SECTION 6.10.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-
         SECTION 6.11.    Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -55-

ARTICLE SEVEN

                                                         TRUSTEE
         SECTION 7.01.    Duties of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -56-
         SECTION 7.02.    Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -57-
         SECTION 7.03.    Individual Rights of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-

         SECTION 7.04.    Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
         SECTION 7.05.    Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
         SECTION 7.06.    Reports by Trustee to Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
         SECTION 7.07.    Compensation and Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -58-
         SECTION 7.08.    Replacement of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -59-
         SECTION 7.09.    Successor Trustee by Merger, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
         SECTION 7.10.    Eligibility; Disqualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
         SECTION 7.11.    Preferential Collection of Claims Against Company . . . . . . . . . . . . . . . . . . . .  -60-

ARTICLE EIGHT

                                                  DISCHARGE OF INDENTURE
         SECTION 8.01.    Termination of Company's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .  -60-
         SECTION 8.02.    Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
         SECTION 8.03.    Repayment to Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -62-
         SECTION 8.04.    Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
         SECTION 8.05.    Survival of Certain Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-

ARTICLE NINE

                                           AMENDMENTS, SUPPLEMENTS AND WAIVERS
         SECTION 9.01.    Without Consent of Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -63-
         SECTION 9.02.    With Consent of Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -64-
         SECTION 9.03.    Compliance with Trust Indenture Act . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
         SECTION 9.04.    Revocation and Effect of Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
         SECTION 9.05.    Notation on or Exchange of Securities . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-
         SECTION 9.06.    Trustee Protected . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -65-

ARTICLE TEN

                                                      SUBORDINATION
         SECTION 10.01.   Securities Subordinated to Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . .  -66-
         SECTION 10.02.   Company Not To Make Payments with Respect to Securities in Certain Circumstances.   . . .  -66-
         SECTION 10.03.   Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution,
                          Liquidation or Reorganization of Company. . . . . . . . . . . . . . . . . . . . . . . . .  -67-
         SECTION 10.04.   Holders To Be Subrogated to Rights of Holders of Senior Indebtedness  . . . . . . . . . .  -68-
         SECTION 10.05.   Obligations of the Company Unconditional  . . . . . . . . . . . . . . . . . . . . . . . .  -69-
         SECTION 10.06.   Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice . . . . . . . . .  -69-
         SECTION 10.07.   Application by Trustee of Monies Deposited with It  . . . . . . . . . . . . . . . . . . .  -70-
         SECTION 10.08.   Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior
                          Indebtedness.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -70-

         SECTION 10.09.   Holders Authorize Trustee To Effectuate Subordination of Securities . . . . . . . . . . .  -70-
         SECTION 10.10.   Right of Trustee To Hold Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . .  -71-
         SECTION 10.11.   Article Ten Not To Prevent Events of Default  . . . . . . . . . . . . . . . . . . . . . .  -71-
         SECTION 10.12.   Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-

ARTICLE ELEVEN

                                                        GUARANTEES
         SECTION 11.01.   Unconditional Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -71-
         SECTION 11.02.   Subsidiary Guarantors May Consolidate, etc., on Certain Terms . . . . . . . . . . . . . .  -73-
         SECTION 11.03.   Release of a Subsidiary Guarantor . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -73-
         SECTION 11.04.   Limitation of Subsidiary Guarantor's Liability  . . . . . . . . . . . . . . . . . . . . .  -74-
         SECTION 11.05.   Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -74-
         SECTION 11.06.   Execution and Delivery of Guarantee . . . . . . . . . . . . . . . . . . . . . . . . . . .  -75-
         SECTION 11.07.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -75-

ARTICLE TWELVE

                                               SUBORDINATION OF GUARANTEES
         SECTION 12.01.   Guarantees Subordinated to Guarantor Senior Indebtedness  . . . . . . . . . . . . . . . .  -75-
         SECTION 12.02.   Subsidiary Guarantors Not To Make Payments with Respect to Guarantees in Certain
                          Circumstances.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -76-
         SECTION 12.03.   Guarantees Subordinated to Prior Payment of All Guarantor Senior Indebtedness on
                          Dissolution, Liquidation or Reorganization of Subsidiary Guarantor.   . . . . . . . . . .  -77-
         SECTION 12.04.   Holders To Be Subrogated to Rights of Holders of Guarantor Senior Indebtedness  . . . . .  -78-
         SECTION 12.05.   Obligations of the Subsidiary Guarantors Unconditional  . . . . . . . . . . . . . . . . .  -78-
         SECTION 12.06.   Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice . . . . . . . . .  -79-
         SECTION 12.07.   Application by Trustee of Monies Deposited with It  . . . . . . . . . . . . . . . . . . .  -79-
         SECTION 12.08.   Subordination Rights Not Impaired by Acts or Omissions of Subsidiary Guarantors or
                          Holders of Guarantor Senior Indebtedness.   . . . . . . . . . . . . . . . . . . . . . . .  -80-
         SECTION 12.09.   Holders Authorize Trustee To Effectuate Subordination of Guarantee  . . . . . . . . . . .  -80-
         SECTION 12.10.   Right of Trustee To Hold Guarantor Senior Indebtedness  . . . . . . . . . . . . . . . . .  -80-
         SECTION 12.11.   Article Twelve Not To Prevent Events of Default . . . . . . . . . . . . . . . . . . . . .  -80-
         SECTION 12.12.   Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -81-

ARTICLE THIRTEEN

                                                      MISCELLANEOUS

         SECTION 13.01.   Trust Indenture Act Controls  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -81-
         SECTION 13.02.   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -81-
         SECTION 13.03.   Communication by Holders with Other Holders . . . . . . . . . . . . . . . . . . . . . . .  -82-
         SECTION 13.04.   Certificate and Opinion as to Conditions Precedent  . . . . . . . . . . . . . . . . . . .  -82-
         SECTION 13.05.   Statements Required in Certificate or Opinion . . . . . . . . . . . . . . . . . . . . . .  -82-
         SECTION 13.06.   Rules by Trustee and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -83-
         SECTION 13.07.   Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -83-
         SECTION 13.08.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -83-
         SECTION 13.09.   No Adverse Interpretation of Other Agreements . . . . . . . . . . . . . . . . . . . . . .  -83-
         SECTION 13.10.   No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -83-
         SECTION 13.11.   Successors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -84-
         SECTION 13.12.   Duplicate Originals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -84-
         SECTION 13.13.   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  -84-

SIGNATURES

         THIS INDENTURE, dated as of March 15, 1996, is among PLAINS RESOURCES INC., a Delaware corporation (hereinafter called the "Company"), the SUBSIDIARY GUARANTORS (as defined hereinafter) and TEXAS COMMERCE BANK NATIONAL ASSOCIATION (hereinafter called the "Trustee").

                            RECITALS OF THE COMPANY

         The Company has duly authorized the creation of an issue of 10 1/4% Senior Subordinated Notes due 2006, Series A and an issue of 10 1/4% Senior Subordinated Notes due 2006, Series B (such two issues, as amended or supplemented from time to time in accordance with the terms hereof, being herein collectively called the "Securities"), of substantially the tenor and in the aggregate principal amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

         The 10 1/4% Senior Notes due 2006, Series A are to be issued and sold in transactions exempt from registration under the Securities Act, pursuant to the Purchase Agreement, and the 10 1/4% Senior Subordinated Notes due 2006, Series B are to be issued in exchange for the 10 1/4% Senior Subordinated Notes due 2006, Series A, pursuant to the Registration Rights Agreement.

         The Company owns, directly or indirectly, all of the equity ownership of the outstanding Voting Stock of each initial Subsidiary Guarantor, and each initial Subsidiary Guarantor is engaged in businesses related to the businesses of the Company and the other Subsidiary Guarantors. Each initial Subsidiary Guarantor will derive direct and indirect benefit from the issuance of the Securities; accordingly, each initial Subsidiary Guarantor has authorized its guarantee of the Company's obligations under this Indenture and the Securities, and to provide therefor the initial Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture.

         All things necessary have been done on the part of the Company and the initial Subsidiary Guarantors to make the Securities, when issued against consideration received and executed by the Company and authenticated and delivered by the Trustee as herein provided, the valid obligations of the Company, to make the Guarantees, when the notations thereof on the Securities are executed by the initial Subsidiary Guarantors, the valid obligation of the initial Subsidiary Guarantors and to make this Indenture a valid agreement of the Company, the initial Subsidiary Guarantors and the Trustee, in accordance with their respective terms.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities (together with the related Guarantees) by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities (together with the related Guarantees), without preference of one series of Securities over the other, as follows:

                                  ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.    Definitions.

         "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination, (A) the sum of (i) discounted future net cash flows from proved oil and gas reserves of the Company and its consolidated Subsidiaries, calculated in accordance with SEC guidelines (before any state or federal income tax), as estimated by independent petroleum engineers as of a date no earlier than the date of the Company's latest annual consolidated financial statements (or, in the case that the date of determination is after the end of the first fiscal quarter of the fiscal year of the Company, as estimated by Company engineers as of a date no earlier than the end of the most recent fiscal quarter, which estimates shall be confirmed in writing by a report by independent petroleum engineers in accordance with SEC guidelines in the event of a Material Change if the amount of Adjusted Consolidated Net Tangible Assets is required to be computed under this Indenture), (ii) the Net Working Capital on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements and
(iii) with respect to each other tangible asset of the Company or its consolidated Subsidiaries, the greater of (a) the net book value of such other tangible asset on a date no earlier than the date of the Company's latest consolidated annual or quarterly financial statements, and (b) the appraised value, as estimated by a qualified independent appraiser, of such other tangible asset, as of a date no earlier than the date that is three years prior to the date of determination (or such later date on which the Company shall have a reasonable basis to believe that there has occurred a material decrease in value since the determination of such appraised value), minus (B) minority interests and, to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any gas balancing liabilities of the Company and its consolidated Subsidiaries. In addition to, but without duplication of, the foregoing, for purposes of this definition, "Adjusted Consolidated Net Tangible Assets" shall be calculated after giving effect, on a pro forma basis, to (1) any Investment not prohibited by this Indenture, to and including the date of the transaction giving rise to the need to calculate Adjusted Consolidated Net Tangible Assets (the "Assets Transaction Date"), in any other Person that, as a result of such Investment, becomes a Subsidiary of the Company, (2) the acquisition, to and including the Assets Transaction Date (by merger, consolidation or purchase of stock or assets), of any business or assets, including, without limitation, Permitted Industry Investments, and (3) any sales or other dispositions of assets permitted by this Indenture (other than sales of Hydrocarbons or other mineral products in the ordinary course of business) occurring on or prior to the Assets Transaction Date. For purposes of calculating the ratio of the Company's Adjusted Consolidated Net Tangible Assets to Indebtedness of the Company and its Subsidiaries, Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary (which Indebtedness is non-recourse to the Company or any other Subsidiary or any of their assets) shall be included only to the extent of the Company's pro rata ownership interest in such Subsidiary.

         "Adjusted Net Assets" of a Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and
(y) the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee, as they become absolute and matured.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Agent" means any Registrar, Paying Agent or co-registrar.

         "Asset" means each of the assets that are owned by the Company or a Subsidiary on the date of this Indenture or that are acquired by the Company or a Subsidiary after the date of this Indenture.

         "Asset Disposition" means any sale, lease, transfer, exchange or other disposition (or series of related sales, leases, transfers, exchanges or dispositions) of shares of Capital Stock of a Subsidiary (other than directors' qualifying shares), or of property or assets (including any interests therein) (each referred to for purposes of this definition as a "disposition") by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (other than (A) by the Company to a Subsidiary or by a Subsidiary to the Company or a Subsidiary (in the case of a transfer to a Subsidiary that is not a wholly owned Subsidiary, dispositions shall be excluded pursuant to clause (A) only to the extent of the Company's interest in such Subsidiary after giving effect to such transfer), (B) any Investment in an Unrestricted Subsidiary not prohibited under the provisions of
Section 4.11, (C) a disposition of Hydrocarbons or other mineral products in the ordinary course of business, and (D) the disposition of all or substantially all of the assets of the Company in compliance with Article Five of this Indenture).

         "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each successive scheduled principal payment of such Indebtedness multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

         "Bank Credit Agreement" means the Second Amended and Restated Credit Agreement, dated February 11, 1994, among the Company, Internationale Nederlanden (U.S.) Capital Corporation, The First National Bank of Boston, Den norske Bank AS, First Interstate Bank of Texas, N.A., Texas Commerce Bank National Association and Internationale Nederlanden (U.S.) Capital Corporation, as agent, as amended, modified (without limitation as to amount), supplemented, extended, restated, replaced, renewed or refinanced from time to time in whole or in part in one or more credit agreements, loan agreements, instruments or similar agreements, as such may be further amended, modified (without limitation as to amount), supplemented, extended, restated, replaced, renewed or refinanced) from time to time.

         "Board of Directors" means, with respect to any Person, the board of directors of such Person or any committee of the board of directors of such Person duly authorized to act on behalf of the board of directors of such Person.

         "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day on which the New York Stock Exchange is open for trading and which is not a Legal Holiday.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock and any and all warrants, options and rights with respect thereto, including each class of common stock and preferred stock of such Person.

         "Capitalized Lease Obligation" means the discounted present value of the rental obligations of any Person under any lease of Property, which in accordance with GAAP, is required to be capitalized on the balance sheet of such Person.

         "Cash Equivalents" shall mean Permitted Obligations.

         "Change of Control" means (i) an event or series of events by which any Person or other entity or group of Persons or other entities acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of 40% or more of the combined voting power of the then outstanding Voting Stock of the Company, (ii) during any period of two consecutive years, Continuing Directors cease for any reason to constitute a majority of the Board of Directors then in office, or (iii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the Assets to any Person or Group of Persons.

         "Company" means the party named as such above, until a successor replaces such Person in accordance with the terms of this Indenture, and thereafter means such successor.

         "Company Properties" means all Properties, and equity, partnership or other ownership interests therein, that are related or incidental to, or used or useful in connection with, the conduct or operation of any business activities of the Company or the Subsidiaries, which business activities are not prohibited by the terms of this Indenture.

         "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period increased (to the extent deducted in determining Consolidated Net Income) by the sum of:
(i) all income taxes of such Person and its subsidiaries paid or accrued according to GAAP for such period (other than income taxes attributable to extraordinary, unusual or non-recurring gains or losses), (ii) all interest expense of such Person and its subsidiaries paid or accrued in accordance with GAAP for such period (including amortization of original issue discount and the interest portion of deferred payment obligations), (iii) depreciation and depletion of such Person and its subsidiaries, (iv) amortization of such Person and its subsidiaries including, without limitation, amortization of capitalized debt issuance costs and (v) any other non-cash charges to the extent deducted from Consolidated Net Income.

         "Consolidated EBITDA Coverage Ratio" means, with respect to any Person, the ratio of (1) Consolidated EBITDA of such Person for the period (the "Pro Forma Period") consisting of the most recent four full fiscal quarters for which financial information in respect thereof is available immediately prior to the date of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio (the "Transaction Date") to (2) the aggregate Fixed Charges which such Person will accrue during the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter (the "Forward Period") on the aggregate amount of Indebtedness outstanding on the Transaction Date, including any Indebtedness proposed to be incurred on such date and excluding any Indebtedness repaid with the proceeds of such Indebtedness (as though all such Indebtedness was incurred or repaid on the first day of the quarter in which the Transaction Date occurred). In addition to, but without duplication of, the foregoing, for purposes of this definition, "Consolidated EBITDA" shall be calculated after giving effect (without duplication), on a pro forma basis for the Pro Forma Period (but no longer), to (a) any Investment, during the period commencing on the first day of the Pro Forma Period to and including the Transaction Date (the "Reference Period"), in any other Person that, as a result of such Investment, becomes a subsidiary of such Person, (b) the acquisition, during the Reference Period (by merger, consolidation or purchase of stock or assets) of any business or assets, which acquisition is not prohibited by this Indenture, including but not limited to Permitted Industry Investments, as if such acquisition had occurred on the first day of the Reference Period, (c) any sales or other dispositions of assets (other than sales of Hydrocarbons and other mineral products in the ordinary course of business) occurring during the Reference Period, in each case as if such incurrence, Investment, repayment, acquisition or asset sale had occurred on the first day of the Reference Period and (d) interest income reasonably anticipated by the Company to be received during the Pro Forma Period from Investments in Permitted Obligations, which Investments exist on the Transaction Date or will exist as a result of the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio. For purposes of this definition, "Fixed Charges" shall be calculated after giving effect (without duplication), on a pro forma basis for the Forward Period, to any Indebtedness incurred or repaid on or after the first day of the Forward Period and prior to the Transaction Date. For purposes of calculating the Company's Consolidated EBITDA Coverage Ratio, Indebtedness of a Subsidiary that is not a Wholly Owned Subsidiary (which Indebtedness is non-recourse to the Company or any other Subsidiary or any of their assets) shall be included only to the extent of the Company's pro rata ownership interest in such Subsidiary.

         "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or loss) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that (a) the net income of (i) any Unrestricted Subsidiary and (ii) any other Person in which such Person or any subsidiary thereof has an interest (which interest, in the case of those Persons referred to in clause (ii), does not cause the net income of such other Person to be consolidated with the net income of such Person in accordance with GAAP) will be included only to the extent of the amount of dividends or distributions actually paid to such Person or its subsidiaries by such other Person in such period; (b) the net income of any subsidiary of such Person that is subject to any Payment Restriction will be excluded to the extent of such Payment Restriction; and (c) (i) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, (ii) any net gain (but not loss) on the sale or other disposition by such Person or any of its subsidiaries of assets and of the Capital Stock of any subsidiary of such Person, and (iii) items which are extraordinary, will each be excluded; provided that in no event shall the computation of Consolidated Net Income of the Company include or take into effect the premium or write-off of debt issuance costs, if any, paid by the Company optionally to redeem or otherwise prepay the 12% Senior Subordinated Notes due 1999 issued pursuant to the Prior Indenture or the Securities issued under this Indenture.

         "Consolidated Net Worth" as of any date means with respect to any Person the amount by which the assets of such Person and its subsidiaries on a consolidated basis exceed (i) the total liabilities of such Person and its subsidiaries on a consolidated basis, plus (ii) Disqualified Capital Stock of such Person or Disqualified Capital Stock of any subsidiary of such Person issued to any Person other than such Person or another wholly owned Subsidiary of such Person, in each case determined in accordance with GAAP.

         "Contango Market Transaction" a transaction in which the Company or any Subsidiary either (i) establishes a position using New York Mercantile Exchange Crude Oil Futures contracts to purchase Hydrocarbons for future delivery to it, or (ii) purchases or commits to purchase Hydrocarbons for future delivery to it, and contemporaneously with such purchase either (a) establishes one or more positions using New York Mercantile Exchange Crude Oil Futures contracts to resell at a date subsequent to such delivery date, or (b) enters into a contract with that Person or another Person to resell at a date subsequent to such delivery date, a similar aggregate quantity and quality of Hydrocarbons as so purchased by the Company or such Subsidiary, as applicable, and at an aggregate price greater than the Indebtedness incurred by the Hydrocarbons so purchased by the Company or such Subsidiary.

         "Continuing Directors" means any member of the Board of Directors of the Company on the Issue Date, any director elected since the date thereof in any annual meeting of the stockholders upon the recommendation of the Board of Directors of the Company and any other member of the Board of Directors of the Company who will be recommended or elected to succeed a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Company.

         "Currency Agreement" means the obligations of any Person pursuant to any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in currency values.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

         "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person or its subsidiaries that, by its terms, by the terms of any agreement related thereto or by the terms of any security into which, mandatorily or at the option of the holder, it is convertible or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased by such Person or its subsidiaries, including at the option of the holder, in whole or in part, or has, upon the happening of an event or the passage of time would have, a redemption or similar payment due, in each such case on or prior to the Maturity Date.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Exchange Offer" means the offer by the Company, pursuant to an effective registration statement filed with the SEC, to exchange for any and all of the Series A Securities a like aggregate principal amount of Series B Securities in accordance with the terms and provisions of the Registration Rights Agreement.

         "Exchange Offer Consummation Date" means the date on which the Exchange Offer is consummated in accordance with the terms and provisions of the Registration Rights Agreement.

         "Fixed Charges" means, with respect to any Person, for any period, the aggregate amount of (i) interest, whether expensed or capitalized, paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) in respect of all Indebtedness of such Person and its consolidated subsidiaries (including (a) original issue discount on any Indebtedness and (b) the interest portion of all deferred payment obligations, calculated in accordance with the effective interest method, in each case to the extent attributable to such period) and (ii) dividend requirements on Disqualified Capital Stock of such Person and its consolidated subsidiaries (whether in cash or otherwise (except dividends payable in shares of Qualified Capital Stock) (non-cash dividends being valued as determined in good faith by the Board of Directors of such Person, as evidenced by a Board Resolution)) paid, accrued or scheduled to be paid or accrued during such period (except to the extent accrued in a prior period) and excluding items eliminated in consolidation.

                 For purposes of the definition of Fixed Charges, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Board of Directors of such Person (as evidenced by a Board Resolution) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; (b) interest on Indebtedness that is determined on a fluctuating basis shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest of such Indebtedness in effect on the date Fixed Charges are being calculated, subject to the proviso in clause
(c); (c) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate, (provided that, for the period following the date on which the rate actually chosen ceases to be in effect, the Company may designate an optional rate other than that actually chosen, which optional rate shall be deemed to accrue at a fixed per annum equal to the rate of interest on such optional rate in effect on the date Fixed Charges are being calculated); and (d) Fixed Charges shall be increased or reduced by the net cost (including amortization of discount) or benefit associated with obligations under Interest Rate Agreements attributable to such period.

         "GAAP" means generally accepted accounting principles as in effect in the United States of America as of any date of determination.

         "Guarantee" means, individually and collectively, the guarantees given by the Subsidiary Guarantors pursuant to Article Eleven hereof, including a notation in the Securities substantially in the form attached hereto as Exhibit A-1.

         "Guarantor Senior Indebtedness" means all Indebtedness of a Subsidiary Guarantor (present and future) created, incurred, assumed or guaranteed by the Subsidiary Guarantor (and all renewals, extensions, increases or refundings thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness, and including any Post-Commencement Amounts), unless the instrument governing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness does not include (i) any Indebtedness of the Subsidiary Guarantor to the Company or any Subsidiary or any Unrestricted Subsidiary, and (ii) any amounts payable or other liabilities to trade creditors.

         "Holder" means a Person in whose name a Security is registered on the Registrar's books.

         "Hydrocarbons" means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

         "Indebtedness" means, with respect to any Person, without duplication, any liability, contingent or otherwise, of such Person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the deferred and unpaid balance of the purchase price of any property or interest therein (other than (A) any such balance that represents an account payable or any other monetary obligation to a trade creditor created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services and due within twelve months (or such longer period for payment as is customarily extended by such trade creditor) of the incurrence thereof, which account is not overdue by more than 150 days, according to the original terms of sale, unless such account payable is being contested in good faith or has been extended, and (B) the Indebtedness with respect to the Restructure Agreement dated as of February 25, 1991 by and among the Company, The Aetna Casualty and Surety Company and Aetna Life Insurance Company), (iv) for the payment of a Capitalized Lease Obligation of such Person, (v) with respect to the reimbursement of any letter of credit, banker's acceptance or similar credit transaction, (vi) with respect to Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person (provided that if the obligations so secured have not been assumed in full by such Person or are not otherwise such Person's legal liability in full, then such obligations shall be deemed to be in an amount equal to the greater of (A) the lesser of (1) the full amount of such obligations, and (2) the fair market value of such assets, as determined in good faith by the Board of Directors of such Person, which determination shall be evidenced by a Board Resolution, and (B) the amount of obligations as have been assumed by such Person or which are otherwise such Person's legal liability), (vii) with respect to production payments in connection with oil and gas properties of such Person, other than any Permitted Production Payment Obligations, (viii) to the extent not otherwise included, under Currency Agreements and Interest Rate Agreements entered into other than in the ordinary course of such Person's business, (ix) in the case of such Person, the liquidation preference and any mandatory redemption payment obligations in respect of Disqualified Capital Stock, and, in the case of a subsidiary of such Person, the liquidation preference and any mandatory redemption payment obligations in respect of preferred stock of such subsidiary, and (x) in respect of all Indebtedness of others which such Person has guaranteed, endorsed with recourse (otherwise than for collection, deposit or other similar transactions in the ordinary course of business), agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds or for which such Person has otherwise become liable; provided, however, Indebtedness arising pursuant to clause (iii)(A) of this definition as a result of such account payable becoming overdue by more than 150 days shall only be deemed to be incurred at a time when Indebtedness, other than such Indebtedness, is incurred.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Independent Director" means any director of the Company who is neither (i) an executive officer or an employee of the Company or of any of its Subsidiaries or Affiliates, nor (ii) a Related Person.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

         "Insolvency or Liquidation Proceeding" means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization proceeding or other similar case or proceeding, relative to such Person or to its creditors, as such, or its assets, or (b) any liquidation, dissolution, or reorganization proceeding of such Person, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of such Person.

         "Interest Rate Agreement" means the obligations of any Person pursuant to any interest swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person or any of its subsidiaries against fluctuations in interest rates.

         "Investment" means, in respect of any Person, any investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person and any guaranty of Indebtedness of any other Person. For purposes of Section 4.11 and the definition of Permitted Unrestricted Subsidiary Investments, (i) an "Investment" in an Unrestricted Subsidiary shall be deemed to include and be valued at the fair market value of the net assets of any Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary, and (ii) any Investment in an Unrestricted Subsidiary shall be valued at fair market value at the time of such Investment (except, however, when such Investment consists of a loan or advance by a Person to another Person that is of an intercompany or similar nature between such Persons and arises pursuant to an agreement or understanding in the ordinary course of business relating to tax sharing, administrative or similar arrangements, then such Investment shall be valued at fair market value at the time that the investing Person shall have paid monies or transferred other consideration to another Person for the benefit of the Person in whom the agreement to make such loan or advance was made), in each case as determined by the Board of Directors of the Company and such Subsidiary, as applicable, in good faith.

         "Issue Date" means the date of first issuance of the Series A Securities under this Indenture.

         "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction).

         "Material Change" means an increase or decrease of more than 10% during a fiscal quarter in the discounted future net cash flows (excluding changes that result solely from changes in prices) from proved oil and gas reserves of the Company and consolidated Subsidiaries (before any state or federal income tax); provided, however, that the following will be excluded from the Material Change calculation: (i) any acquisitions during the quarter of oil and gas reserves that have been estimated by independent petroleum engineers and on which a report or reports exist, (ii) any reserves added during the quarter attributable to the drilling or recompletion of wells not included in previous reserve estimates, but which will be included in future quarters, and (iii) any disposition of properties existing at the beginning of such quarter that have been disposed of as provided in Section 4.12.

         "Material Subsidiary" means any Subsidiary of the Company which, as of the relevant date of determination, would be a "significant subsidiary" as defined in Reg. Section 230.405 promulgated pursuant to the Securities Act as in effect on the Issue Date, assuming the Company is the "registrant" referred to in such definition, except that the 10% amounts referred to in such definition shall be deemed to be 5%.

         "Maturity Date" means March 15, 2006.

         "Moody's" means Moody's Investors Service, Inc. and its successors.

         "Net Available Proceeds" means, with respect to any Asset Disposition of any Person, cash proceeds received (including any cash proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, and excluding any other consideration until such time as such consideration is converted into cash) therefrom, in each case net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state or local taxes required to be accrued as a liability as a consequence of such Asset Disposition, and in each case net of all Indebtedness which is secured by such Assets, in accordance with the terms of any Lien upon or with respect to such Assets, or which must, by its terms or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition and which is actually so repaid.

         "Net Proceeds" means (a) in the case of any sale by the Company of Qualified Capital Stock, the aggregate net cash proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, and (b) in the case of any exchange, exercise, conversion or surrender of any outstanding securities or Indebtedness of the Company for or into shares of Qualified Capital Stock of the Company, the net book value of such outstanding securities or Indebtedness as adjusted on the books of the Company on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder of such Indebtedness or securities to the Company upon such exchange, exercise, conversion or surrender and less any and all payments made to the holders of such Indebtedness or securities, and all other expenses incurred by the Company in connection therewith).

         "Net Working Capital" means (i) all current assets of the Company and its consolidated Subsidiaries, minus (ii) all current liabilities of the Company and its consolidated Subsidiaries, except current liabilities included in Indebtedness.

         "Non-Recourse Indebtedness" means Indebtedness that, under the terms thereof or pursuant to applicable law, neither the Company nor any Subsidiary of the Company (other than a Subsidiary being designated as an Unrestricted Subsidiary) is directly or indirectly liable for and there is no recourse against any of the assets or properties of the Company or such Subsidiary.

         "Obligations" mean the due and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Securities and the due and punctual performance of all other obligations of the Company under this Indenture and the Securities.

         "Officer" means, with respect to any Person, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer or the Treasurer of such Person.

         "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either a Secretary, Assistant Secretary or Assistant Treasurer of such Person.

         "Oil and Gas Properties" means all Properties, including equity or other ownership interests therein, owned by such Person which have been assigned "proved oil and gas reserves" as defined in Rule 4-10 of Regulation S-X of the Securities Act as in effect on the Issue Date.

         "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or any Subsidiary Guarantor, if applicable).

         "Permitted Acquisition Indebtedness" means Indebtedness of the Company or any Subsidiary to the extent such Indebtedness is incurred to finance the acquisition of Oil and Gas Properties (and development costs related thereto) and does not exceed the principal amount of $50 million with respect to any such acquisition transaction or series of related acquisition transactions if on the date of the incurrence (i) (A) the Adjusted Consolidated Net Tangible Assets acquired are equal to or greater than 200% of the Indebtedness incurred, and (B) the Adjusted Consolidated Net Tangible Assets of the Company (after giving effect to such acquisition) are equal to or greater than 125% of the consolidated Indebtedness of the Company and its Subsidiaries or (ii) (A) the Property Net Revenue Coverage Ratio would have been equal to or greater than
2.5 to 1.0, (B) the Adjusted Consolidated Net Tangible Assets acquired are equal to or greater than 150% of the Indebtedness incurred, and (C) the Adjusted Consolidated Net Tangible Assets of the Company (after giving effect to such acquisition) are equal to or greater than 125% of the consolidated Indebtedness of the Company and its Subsidiaries.

         "Permitted Contango Market Transaction Obligations" means Indebtedness of the Company or any Subsidiary under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligations of the Company or any Subsidiary by the Company or any other Subsidiary, as applicable, related to a Contango Market Transaction, provided that, (1) if the Company or such Subsidiary has entered into such a contract to resell at a subsequent date, as distinguished from establishing a position using New York Mercantile Exchange Crude Oil Future contracts to resell at a subsequent date, (A) the Person with which the Company or such Subsidiary has such contract to sell has an investment grade credit rating by S&P or Moody's, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an investment grade credit rating by S&P or Moody's, or (B) such Person posts a letter of credit in favor of the Company or such Subsidiary with respect to such contract and (2) for the period commencing on the date the Company or such Subsidiary is obligated to take delivery of such Hydrocarbons so purchased by it and until and including the date on which delivery to the purchaser is fulfilled, the Company or such Subsidiary has the right and ability to store such quantity and quality of Hydrocarbons in storage facilities owned, leased, operated or otherwise controlled by the Company or any Subsidiary.

         "Permitted Indebtedness" means (i) Indebtedness under the Series A Securities and any Series B Securities issued in exchange for Series A Securities of equal principal amount; (ii) Indebtedness outstanding in an aggregate principal amount at any one time outstanding not to exceed $100 million under the Bank Credit Agreement, plus all interest and fees under such agreements and any guarantee of any such Indebtedness; (iii) the Guarantees of the Securities (and any assumption of the obligations guaranteed thereby); (iv) Permitted Refinancing Indebtedness; (v) Indebtedness of the Company to any Wholly Owned Subsidiary, and any

Indebtedness of any Wholly Owned Subsidiary to the Company or to any Wholly Owned Subsidiary of the Company; provided, that in each case, such Indebtedness has not been incurred in contemplation of any subsequent issuance or transfer of any Capital Stock or any other event which would result in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Wholly Owned Subsidiary), and if incurred in contemplation of any of the foregoing events, then such Indebtedness shall be deemed to be incurred and shall be treated as an incurrence of Indebtedness for purposes of the "Limitation on Indebtedness" covenant at the time the Wholly Owned Subsidiary in question ceased to be a Wholly Owned Subsidiary; (vi) Permitted Marketing Obligations and Permitted Contango Market Transaction Obligations; (vii) Permitted Acquisition Indebtedness; (viii) Permitted Operating Obligations; (ix) other Indebtedness outstanding at any time in an aggregate principal amount not to exceed the greater of $15 million or 2.5% of Adjusted Consolidated Net Tangible Assets of the Company; and (x) Indebtedness outstanding on the Issue Date. Permitted Refinancing Indebtedness that constitutes a refinancing of amounts referred to in clauses (ii) and (ix) shall be deemed to be incurred pursuant to and subject to the limitations in clauses (ii) and (ix), respectively. The Company may elect at any time that amounts of Indebtedness incurred under clauses (ii) or (ix) be deemed to be incurred pursuant to the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant (if then permitted to be so incurred), in which event such amounts so incurred shall be deemed not to be incurred under clause (ii) or (ix); provided, however, any such Indebtedness deemed not to be incurred under clause (ii) shall still be treated as Indebtedness under and governed by the Bank Credit Agreement for purposes of all other provisions of this Indenture.

         "Permitted Industry Investments" means (i) capital expenditures, including, without limitation, acquisitions of Company Properties and interests therein; (ii) (a) entry into operating agreements, joint ventures, working interests, royalty interests, mineral leases, unitization agreements, pooling arrangements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the oil and gas business, or (b) exchanges of Company Properties for other Company Properties of at least equivalent value as determined in good faith by the Board of Directors of the Company; (iii) Investments by the Company or any Subsidiary in any Subsidiary (or in any Person that becomes a Subsidiary as a result of such Investment) that are not subject to any Payment Restriction; (iv) Investments in the Company or another Subsidiary that are not subject to any Payment Restriction by any Subsidiary; and (v) Investments of operating funds on behalf of co-owners of Oil and Gas Properties of the Company or the Subsidiaries pursuant to joint operating agreements.

         "Permitted Investments" means Permitted Obligations and Permitted Industry Investments (in each case, other than Investments in Unrestricted Subsidiaries).

         "Permitted Liens" means (i) Liens for taxes, assessments and governmental charges not yet delinquent or being contested in good faith and for such adequate reserves have been established to the extent required by GAAP, (ii) landlord's, carriers, warehouseman's, storage, mechanics', workmen's, materialmen's, operator's or similar Liens arising in the ordinary course of business, (iii) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Company Properties or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the Company Properties subject thereto or interfere with the ordinary conduct of the business of the Company or the Subsidiaries, (iv) Liens on, or related to, Properties to secure all or part of the costs incurred in the ordinary course of business of exploration, drilling, development, production, processing, transportation, marketing or storage, or operation thereof, (v) Liens on pipeline or pipeline facilities, Hydrocarbons or Company Properties which arise out of operation of law, (vi) judgment and attachment Liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and for which adequate reserves have been made, (vii)
(a) Liens upon any Property of any Person existing at the time of acquisition thereof by the Company, (b) Liens upon any Property of a Person existing at the time such Person is merged or consolidated with the Company or any Subsidiary or existing at the time of the sale or transfer of any such Property of such Person to the Company or any Subsidiary, or (c) Liens upon any Property of a Person existing at the time such Person becomes a Subsidiary; provided that in each case such Lien has not been created in contemplation of such sale, merger, consolidation, transfer or acquisition, and provided further that in each such case no such Lien shall extend to or cover any Property of the Company or any Subsidiary other than the Property being acquired and improvements thereon, (viii) Liens existing on the Issue Date, (ix) Liens on deposits made in the ordinary course of business, including, without limitation, pledges or deposits under worker's compensation, unemployment insurance and other social security legislation and deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a similar nature incurred in the ordinary course of business,
(x) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in possession of such bank, (xi) royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, production sales contracts, operating agreements and other similar interests, properties, arrangements and agreements, all as ordinarily exist with respect to Company Properties, (xii) Liens upon any Property which were created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property of the Company or any Subsidiary other than the Property so acquired and improvements thereon, (xiii) Liens securing Senior Indebtedness or Guarantor Senior Indebtedness, whether in whole or part thereof, (xiv) with respect to any Company Properties, Liens arising under, or in connection with, or related to, farm-out, farm-in, joint operating, area of mutual interest agreements and/or other similar or customary arrangements, agreements or interests that the Company or any Subsidiary determines in good faith to be necessary for the economic development of such Property, and (xv) Liens upon any Property securing obligations under hedging agreements, swap agreements or other similar agreements entered into for the purpose of protecting against fluctuations in oil or natural gas prices.

         "Permitted Marketing Obligations" means, other than Permitted Operating Obligations or Indebtedness relating to Contango Market Transactions, Indebtedness of the Company or any Subsidiary under letter of credit or borrowed money obligations, or in lieu of or in addition to such letters of credit or borrowed money, guarantees of such Indebtedness or other obligations of the Company or any Subsidiary by any other Subsidiary or the Company, as applicable, related to the purchase by the Company or any Subsidiary of Hydrocarbons for which the Company or such Subsidiary has contracts to sell; provided, that in the event that such Indebtedness or obligations are guaranteed by the Company or any Subsidiary, then either (i) the Person with which the Company or such Subsidiary has contracts to sell has an investment grade credit rating from S&P or Moody's, or in lieu thereof, a Person guaranteeing the payment of such obligated Person has an investment grade credit rating from S&P or Moody's, or (ii) such Person posts, or has posted for it, a letter of credit in favor of the Company and such Subsidiary with respect to all of such Person's obligations to the Company or such Subsidiary under such contracts.

         "Permitted Obligations" means the following kinds of instruments if, in the case of instruments referred to in clauses (i) through (iv) below, on the date of purchase or other acquisition of any such instrument by the Company or any Subsidiary, the remaining term to maturity is not more than one year:
(i) readily marketable obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America; (ii) repurchase obligations for instruments of the type described in clause (i) for which delivery of the instrument is made against payment; (iii) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued by a depository institution or trust company incorporated or doing business under the laws of the United States of America, any state thereof or the District of Columbia or a branch or subsidiary of any such depository institution or trust company operating outside the United States, provided that such depository institution or trust company has, at the time of the Company's or such Subsidiary's investment therein or contractual commitment providing for such investment, capital, surplus or undivided profits (as of the date of such institution's most recently published financial statements), in excess of $100,000,000; (iv) commercial paper issued by any Person, if such commercial paper has, at the time of the Company's or any Subsidiary's investment therein or contractual commitment providing for such investment, credit ratings of A-1 by S&P and P-1 by Moody's; and (v) money market mutual or similar funds having assets in excess of $100,000,000.

         "Permitted Operating Obligations" means Indebtedness of the Company or any Subsidiary in respect of one or more standby letters of credit, bid, performance or surety bonds, or other reimbursement obligations, issued for the account of, or entered into by, the Company or any Subsidiary in the ordinary course of business (excluding obligations related to the purchase by the Company or any Subsidiary of Hydrocarbons for which the Company or such Subsidiary has contracts to sell), or in lieu of any thereof or in addition to any thereto, guarantees and letters of credit supporting any such obligations and Indebtedness (in each case, other than for an obligation for borrowed money, other than borrowed money represented by any such letter of credit, bid, performance or surety bond, or reimbursement obligation itself, or any guarantee and letter of credit related thereto).

         "Permitted Production Payment Obligations" means obligations with respect to production payments entered into in the ordinary course of the Company's or any Subsidiary's business, which obligations are non-recourse to the Company and its Subsidiaries other than to Hydrocarbon production from the properties subject to such obligations.

         "Permitted Refinancing Indebtedness" means (a) Senior Indebtedness of the Company or any Subsidiary, the net proceeds of which are used solely to renew, extend, refinance, refund or repurchase outstanding Securities, including the amount of reasonable fees and expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith; or (b) Indebtedness of the Company or any Subsidiary, the net proceeds of which are used to renew, extend, refinance, refund or repurchase (including, without limitation, pursuant to a Change of Control Offer as required by the terms of the Securities) outstanding Indebtedness of the Company, provided that (i) if the Indebtedness (including the Securities) being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment to either the Securities or the Guarantees, then such Indebtedness is pari passu with or subordinated in right of payment to, as the case may be, the Securities or the Guarantees at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such Indebtedness is scheduled to mature no earlier than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iii) such Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased; provided, further, that such Indebtedness (to the extent that such Indebtedness constitutes Permitted Refinancing Indebtedness) is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees and expenses and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

         "Permitted Unrestricted Subsidiary Investments" means Investments in Unrestricted Subsidiaries in a cumulative aggregate amount (in cash or the fair market value of property other than cash, as determined in good faith by the Board of Directors of the Company) not to exceed the sum of (i) $25 million and
(ii) cash or cash equivalent distributions made from any Unrestricted Subsidiary and received, after the Issue Date, as such by the Company, provided that any amount included in this clause (ii) shall be deducted from any amounts referred to in clause (y)(3) of Section 4.11. Notwithstanding the foregoing, Permitted Unrestricted Subsidiary Investments shall also include any Investments in Unrestricted Subsidiaries to the extent such Investment consists of (A) Qualified Capital Stock of the Company or (B) amounts referred to in clause (y)(2) of Section 4.11, which Investments shall be excluded from the sum in the previous sentence, provided that the amount of any Investments pursuant to clause (B) shall be deducted from amounts referred to in clause (y)(2) of
Section 4.11.

         "Person" means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

         "Post-Commencement Amounts" means all interest and fees accrued or accruing after the commencement of any Insolvency or Liquidation Proceeding in accordance with and at the contract rate (including, without limitation, any non-usurious rate applicable upon default) and all premiums, expenses (including costs of collection), indemnities and other amounts that would have accrued or been incurred after the commencement of any Insolvency or Liquidation Proceeding in any case as specified in any agreement or instrument creating, evidencing, or governing any Senior Indebtedness or any Guarantor Senior Indebtedness, as the case may be, whether or not, pursuant to applicable law or otherwise, the claim for such interest, fees, premiums, expenses, indemnities or other amounts is allowed and non-avoidable as a claim in such Insolvency or Liquidation Proceeding.

         "Prior Indenture" means the Indenture dated as of October 1, 1992 among the Company, the "Subsidiary Guarantors" (as therein defined) and Texas Commerce Bank National Association, successor to Ameritrust Texas National Association, as trustee, and providing for the issue of the Company's 12% Senior Subordinated Notes due 1999 in the aggregate principal amount of $100 million.

         "Preferred Stock" of an entity means the Capital Stock of that entity which is preferred as to the payment of dividends or the distribution of assets on any voluntary or involuntary liquidation, over the shares of any other class or series of Capital Stock of said entity.

         The term "principal" of a debt security means the principal amount of the security plus the premium, if any, on the security.

         "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Exhibit A attached hereto.

         The term "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act, as amended.

         "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock, partnership interests and other equity or ownership interests in any other Person.

         "Property Net Revenue Coverage Ratio" means, with respect to Property to be acquired by the Company or any Subsidiary, the ratio of (i) the amount equal to (A) the revenues attributable to the sale of Hydrocarbons from such Property for the most recent four full fiscal quarters for which financial information is available immediately prior to the acquisition date, (the "Pro Forma Period") minus (B) the production and general and administrative expenses attributable to such Property during the Pro Forma Period (the "Property Net Revenue") to (ii) the aggregate Fixed Charges the Company or any Subsidiary will accrue during the fiscal quarter in which the acquisition date occurs and the three fiscal quarters immediately subsequent to such fiscal quarter as a result of Indebtedness incurred for the purpose of making such acquisition (as though all such Indebtedness was incurred or repaid on the first day of the quarter in which the acquisition date occurs). For purposes of this definition, Property Net Revenue shall be calculated, after giving effect on a pro forma basis for the Pro Forma Period, to (a) any adjustments in revenues from the sale of Hydrocarbons as a result of fixed price or other contract arrangements entered into as of the acquisition date and (b) any adjustments in production and general and administrative expenses which are fixed or determinable as of the acquisition date.

         "Public Equity Offering" means an underwritten public offer and sale of common stock (that is Qualified Capital Stock) of the Company pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

         "Purchase Agreement" means the Purchase Agreement dated March 14, 1996 among the Company, the Subsidiary Guarantors and the Purchasers.

         "Purchasers" means the initial purchasers of Series A Securities named in Schedule I attached to the Purchase Agreement.

         "Purchase Money Obligations" means indebtedness evidenced by a note, debenture, bond or other security or investment (whether or not secured by any lien or other security interest) issued to or assumed in favor of a vendor as all or part of the purchase price of property acquired by the Company or any Subsidiary; provided, however, that such term shall not include any account payable or any other indebtedness incurred, created or assumed in the ordinary course of business in connection with the obtaining of material, products or services.

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Qualified Institutional Buyer" has the meaning attributed thereto in Rule 144A under the Securities Act.

         "Rating Agency" means S&P and Moody's or, if S&P or Moody's shall have ceased to be a "nationally recognized statistical rating organization" (as defined in Rule 436 under the Act) or shall have ceased to make publicly available a rating on any outstanding securities of any company engaged primarily in the oil and gas business, such other organization or organizations, as the case may be, then making publicly available a rating on the Securities as is selected by the Company.

         "Rating Date" means, in respect of each Change of Control, the date that is immediately prior to the date of the first public announcement of an event or series of events that results in a Change of Control.

         "Rating Decline" means the occurrence on any date following the Rating Date and prior to a date that is 90 days after the occurrence of a corresponding Change of Control (which period shall be deemed to be extended so long as prior to the end of such 90-day period and continuing thereafter the rating of the Securities is under publicly announced consideration for possible downgrade by either Rating Agency) of either of the following: (i) the rating of the Securities by either Rating Agency within such period shall be at least one gradation below the rating of the Securities by such Rating Agency on the Rating Date, or (ii) either Rating Agency shall withdraw its ratings of the Securities. A gradation shall include changes within rating categories (e.g., with respect to S&P a decline in a rating from BB+ to BB, or from B to B-, will constitute a decrease of one gradation).

         "Registration Default" shall have the meaning ascribed thereto in the Registration Rights Agreement.

         "Registration Rights Agreement" means the Registration Rights Agreement dated March 14, 1996, among the Company, the Subsidiary Guarantors and the Purchasers.

         "Regulation S" means Regulation S under the Securities Act.

         "Related Person" means (i) any Affiliate of the Company, (ii) any individual or other Person who directly or indirectly holds 10% or more of the combined voting power of the then outstanding Voting Stock of the Company,
(iii) any relative of any individual referred to in clauses (i), (ii) and (iv) hereof by blood, marriage or adoption not more remote than first cousin and
(iv) any officer or director of the Company.

         "Representative" means the indenture trustee or other trustee, agent or representative for any issue of Senior Indebtedness or Guarantor Senior Indebtedness.

         "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, in substance or legal defeasance) or other acquisition or retirement for value, directly or indirectly, by the Company or a Subsidiary, prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Indebtedness of the Company or any Subsidiary that is subordinate in right to the Securities or the Guarantees, provided, however, that any such acquisition shall be deemed not to be a Restricted Debt Prepayment to the extent it is made (x) in exchange for or with the proceeds from the substantially concurrent issuance of Qualified Capital Stock or (y) in exchange for or with the proceeds from the substantially concurrent issuance of Indebtedness, in a principal amount (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon the acceleration thereof, with an original issue price) not to exceed the lesser of
(i) the principal amount of Indebtedness being acquired in exchange therefor (or with the proceeds therefrom) and (ii) if such Indebtedness being acquired was issued at an original issue discount, the original issue price thereof plus amortization of the original issue discount at the time of the incurrence of the Indebtedness being issued in exchange therefor (or the proceeds of which will finance such acquisition), and provided further that any such Indebtedness shall have an Average Life not less than the Average Life of the Indebtedness being acquired, and shall contain subordination and default provisions no less favorable, in any material respect, to holders of the Securities than those contained in such Indebtedness being acquired.

         "Restricted Payment" means any (i) Stock Payment, (ii) Investment (other than Permitted Investments and other than Permitted Unrestricted Subsidiary Investments) or (iii) Restricted Debt Prepayment.

         "Rule 144A" means Rule 144A under the Securities Act.

         "S&P" means Standard & Poor's Ratings Group and its successors.

         "SEC" means the Securities and Exchange Commission.

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Series A Securities or any Series B Securities authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Senior Indebtedness" means all Indebtedness of the Company (present and future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof) (including the principal of, interest on and fees, premiums, expenses (including costs of collection), indemnities and other amounts payable in connection with such Indebtedness, and including any Post-Commencement Amounts), unless the instrument governing such Indebtedness expressly provides that such Indebtedness is not senior or superior in right of payment to the Securities. Notwithstanding the foregoing, Senior Indebtedness of the Company does not include (i) any Indebtedness of the Company to any Subsidiary or any Unrestricted Subsidiary and (ii) any amounts payable or other liabilities to trade creditors.

         "Series A Securities" means the 10 1/4% Senior Subordinated Notes due 2006, Series A, being issued and sold pursuant to the Purchase Agreement and this Indenture.

         "Series B Securities" means the 10 1/4% Senior Subordinated Notes due 2006, Series B, being issued and sold pursuant to the Registration Rights Agreement and this Indenture.

         "Stock Payment" means, with respect to any Person, (a) the declaration or payment by such Person, either in cash or in property, of any dividend on (except, in the case of the Company, dividends payable solely in Qualified Capital Stock of the Company), or the making by such Person or any of its subsidiaries of any other distribution in respect of, such Person's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (except for the issuance of Qualified Capital Stock pursuant to the exercise thereof), or (b) the redemption, repurchase, retirement or other acquisition for value by such Person or any of its subsidiaries, directly or indirectly, of such Person's or any of its subsidiaries' Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock other than, in the case of the Company, through the issuance in exchange therefor solely of Qualified Capital Stock of the Company; provided, however, that in the case of a Subsidiary, the term "Stock Payment" shall not include (i) any such payment with respect to its Capital Stock or warrants, rights or options to purchase or acquire shares of any class of its Capital Stock payable to the Company or a Wholly Owned Subsidiary, or (ii) the payment of pro rata dividends to holders of minority interests in Capital Stock of a Subsidiary.

         A "subsidiary" of any Person means (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person, (ii) a partnership in which such Person or a wholly owned subsidiary of such

Person is, at the date of determination, a general or limited partner of such partnership, but only if such Person or its wholly owned subsidiary is entitled to receive more than fifty percent of the assets of such partnership upon its dissolution, or (iii) any other Person (other than a corporation or partnership) in which such Person, a wholly owned subsidiary of such Person or such Person and one or more wholly owned subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (x) at least a majority ownership interest or (y) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

         "Subsidiary" means any subsidiary of the Company; provided, that an Unrestricted Subsidiary shall not be deemed a subsidiary of the Company for purposes of this Indenture.

         "Subsidiary Guarantor" means (i) Calumet Florida, Inc., a Delaware corporation, Plains Marketing & Transportation Inc., a Delaware corporation, Plains Illinois Inc., a Delaware corporation, Plains Resources International Inc., a Delaware corporation, PRI Producing Inc., a Delaware corporation, PLX Crude Lines Inc., a Delaware corporation, PLX Ingleside, a Delaware corporation, Stocker Resources, Inc., a California corporation, Stocker Resources, L.P., a California limited partnership, and Plains Terminal & Transfer Corporation, a Delaware corporation, (ii) each of the Company's Subsidiaries that becomes a guarantor of the Securities in compliance with the provisions of Article Eleven hereof and (iii) each of the Company's Subsidiaries executing a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture.

         "Transfer Restricted Security" has the meaning attributed thereto in the Registration Rights Agreement; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether or not any Security is a Transfer Restricted Security.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was executed until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

         "Trust Officer" means any officer or assistant officer within the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor.

         "U.S. Legal Tender" means such coin or currency of the United States as at the time of payment shall be legal tender for the payment of public and private debts.

         "United States" means the United States of America.

         "Unrestricted Subsidiary" means (1) any subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company, as provided below) and (2) any subsidiary of an Unrestricted Subsidiary. The

Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary only if: (A) such Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; (B) all the Indebtedness of such Subsidiary shall at the date of designation, and will at all times thereafter, consist of Non-Recourse Indebtedness; (C) the Company certifies that such designation complies with Section 4.11; and (D) such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and the Subsidiaries. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a Board Resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, such Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Subsidiary; provided that immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Indebtedness (excluding Permitted Indebtedness) pursuant to the first paragraph of Section 4.09 on a pro forma basis taking into account such designation.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

         "Wholly Owned Subsidiary" means a Subsidiary all the Capital Stock (other than directors' qualifying shares, if applicable) of which is owned by the Company or another Wholly Owned Subsidiary.

SECTION 1.02.    Other Definitions.

                          Term                                       Defined in Section
         "Agent Members"  . . . . . . . . . . . . . . . . . . . . . .        2.07
         "Bankruptcy Law" . . . . . . . . . . . . . . . . . . . . . .        6.01
         "Change of Control Offer"  . . . . . . . . . . . . . . . . .        4.17
         "Change of Control Notice" . . . . . . . . . . . . . . . . .        4.17
         "Change of Control Purchase Date"  . . . . . . . . . . . . .        4.17
         "Custodian"  . . . . . . . . . . . . . . . . . . . . . . . .        6.01
         "DTC"  . . . . . . . . . . . . . . . . . . . . . . . . . . .        4.12
         "Event of Default" . . . . . . . . . . . . . . . . . . . . .        6.01
         "Funding Guarantor"  . . . . . . . . . . . . . . . . . . . .       11.05
         "Global Security"  . . . . . . . . . . . . . . . . . . . . .        2.01
         "Legal Holiday"  . . . . . . . . . . . . . . . . . . . . . .       13.07
         "Net Proceeds Offer" . . . . . . . . . . . . . . . . . . . .        4.12

         "Net Proceeds Offer Amount"  . . . . . . . . . . . . . . . .        4.12
         "Net Proceeds Payment Date"  . . . . . . . . . . . . . . . .        4.12
         "Paying Agent" . . . . . . . . . . . . . . . . . . . . . . .        2.03
         "Payment Default"  . . . . . . . . . . . . . . . . . . . . .       10.02
         "Payment Notice" . . . . . . . . . . . . . . . . . . . . . .       10.02
         "Payment Restriction"  . . . . . . . . . . . . . . . . . . .        4.14
         "Physical Securities"  . . . . . . . . . . . . . . . . . . .        2.01
         "Project Period" . . . . . . . . . . . . . . . . . . . . . .        4.12
         "Registrar"  . . . . . . . . . . . . . . . . . . . . . . . .        2.03
         "Related Person Transaction" . . . . . . . . . . . . . . . .        4.15
         "Security Register"  . . . . . . . . . . . . . . . . . . . .        2.06
         "Subsidiary Guarantor Payment Default" . . . . . . . . . . .       12.02
         "Subsidiary Guarantor Payment Notice"  . . . . . . . . . . .       12.02
         "U.S. Government Obligations"  . . . . . . . . . . . . . . .        8.02

SECTION 1.03.    Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms, if used in this Indenture, have the following meanings:

                 "indenture securities" means the Securities and the Guarantees.

                 "indenture security holder" means a Holder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Trustee.

                 "obligor" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the Securities or the Guarantees.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them therein.

SECTION 1.04.    Rules of Construction.

         Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) any gender used in this Indenture shall be deemed to include the neuter, masculine or feminine genders;

                 (6) provisions apply to successive events and transactions;

                 (7) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision; and

                 (8) when used with reference to the Securities, the expression "of like tenor" refers to Securities of the same series.

                                  ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.    Form and Dating.

         The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities or notations of Guarantees, as the case may be, as evidenced by their execution of such Securities or notations of Guarantees, as the case may be.

         Except as indicated in the next succeeding paragraph, Securities (including the notations thereon relating to the Guarantees and the Trustee's certificate of authentication) shall be issued initially in the form of one or more permanent global Securities substantially in the form set forth in Exhibits A, A-1 and A-2 (each being herein called a "Global Security") deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and each shall bear the legend set forth on Exhibit A hereto. Subject to the limitation set forth in Section 2.02, the principal amounts of the Global Securities may be increased or decreased from time to time by adjustments made on the records of the Trustee, as custodian for DTC, as hereinafter provided.

         Securities (including the notations thereon relating to the Guarantees and the Trustee's certificate of authentication) originally issued and sold in reliance on any exemption from registration under the Securities Act other than Rule 144A shall be issued, and Securities originally offered and sold in reliance on Rule 144A may be issued, in the form of permanent certificated securities in registered form in substantially the form set forth in Exhibits A and A-1 ("Physical Securities"). The Securities may also have such insertions, omissions, substitutions and variations as may be permitted by or consistent with this Indenture. The provisions of Exhibits A, A-1 and A-2 are part of this Indenture. The Securities may have notations, legends and endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the Securities and the Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

SECTION 2.02.    Execution and Authentication.

         One Officer and the Secretary or an Assistant Secretary of the Company shall sign the Securities for the Company by manual or facsimile signature.
The Company's seal shall be reproduced on the Physical Securities.

         If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

         A Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         The aggregate principal amount of Series A Securities which may be authenticated and delivered under this Indenture for original issue is limited to $150,000,000, and the aggregate principal amount of Series B Securities which may be authenticated and delivered under this Indenture for original issue is limited to $150,000,000. The aggregate principal amount of Securities outstanding at any one time may not exceed $150,000,000 except as provided in
Section 2.08 hereof.

         The Series A Securities and the Series B Securities shall be considered collectively to be a single class for all purposes of this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

         As provided in the Registration Rights Agreement and subject to the limitations set forth therein, at the option of the Holders, the Series A Securities shall be exchangeable for Series B Securities of like aggregate principal amount pursuant to the Exchange Offer.

         At any time after the execution and delivery of this Indenture, the Company may deliver Series A Securities executed by the Company and having the notations of Guarantees executed by the Subsidiary Guarantors to the Trustee for authentication, together with a request from the Company for the authentication and delivery of such Series A Securities, and the Trustee in accordance with such request shall authenticate and deliver such Series A Securities with the notations of Guarantees thereon as provided in this Indenture. Such request from the Company shall specify the principal amount of the Series A Securities to be authenticated and the date on which the original issue of Series A Securities is to be authenticated. In addition, on or prior to the Exchange Offer Consummation Date, the Company may deliver Series B Securities executed by the Company and having the notations of Guarantees executed by the Subsidiary Guarantors to the Trustee for authentication, together with a request from the Company for the authentication and delivery of such Series B Securities, and the Trustee in accordance with such request shall authenticate and deliver such Series B Securities with the notations of Guarantees thereon as provided in this Indenture. Such request from the Company shall specify the principal amount of the Series B Securities to be authenticated and the date on which the Series B Securities are to be exchanged for an equal principal amount of Series A Securities.

         In connection with the transfer of an entire Global Security to beneficial owners pursuant to this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon a request from the Company authenticate and deliver, to each beneficial owner identified by DTC, in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         The Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so except on original issuance. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or its Affiliates.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.    Registrar and Paying Agent.

         The Company shall maintain an office or agency designated pursuant to
Section 4.04 where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency designated pursuant to
Section 4.04 where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

         The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. Such agency agreement shall provide for reasonable compensation for such services. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent and shall furnish the Trustee with an executed counterpart of any such agency agreement. If the Company fails to maintain or act as Registrar or Paying Agent, the Trustee shall act as such and shall be duly compensated therefor.

         The Registrar or a co-registrar and a Paying Agent shall be maintained by the Company in the City of New York. The Company initially designates the Trustee as the Registrar and Paying Agent.

SECTION 2.04.    Paying Agent to Hold Money in Trust.

         On or prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay such principal and interest becoming due. The Company shall require each Paying Agent other than the Trustee to hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal or interest on the Securities, and to notify the Trustee of any Default by the Company or any Subsidiary Guarantor in making any such payment. While any such Default continues, the Trustee may require the Paying Agent to pay all money held by it to the Trustee. Except as provided in the immediately preceding sentence, the Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so, such Paying Agent (other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold as separate trust funds all money held by it as Paying Agent.

SECTION 2.05.    Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the name and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause to be furnished to the Trustee at least five Business Days before each semiannual interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA
Section  312(a).

SECTION 2.06.    Transfer and Exchange.

         The Company shall cause to be kept a register (the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times and during normal business hours, the Security Register shall be open to inspection by the Trustee.

         Subject to the provisions of this Section 2.06 and Section 2.07 hereof, upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.04 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of like tenor and of any authorized denomination and of a like aggregate principal amount, each such Security having the notation of Guarantees thereon.

         Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, be deemed to have agreed that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by DTC (or its agent), and that ownership of a beneficial interest in a Global Security shall be required to be reflected in book entry form.

         At the option of any Holder, Securities may be exchanged for other Securities of like tenor and of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at the office or agency of the Company designated pursuant to Section 4.04 hereof. Further, at the option of any Holder Series A Securities may be exchanged, pursuant to the Exchange Offer, for Series B Securities of like aggregate principal amount, upon surrender of the Series A Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Subsidiary Guarantors shall execute notations of Guarantees on, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities and the Guarantees noted thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the respective Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. As a special condition to registration of transfer or exchange of any Transfer Restricted Securities involving removal of a Private Placement Legend (other than pursuant to an effective registration statement under the Securities Act), the Holder requesting such registration of transfer or exchange shall furnish the Opinion of Counsel called for by Section 2.14 hereof. The following additional special conditions shall apply to the indicated types of transfers or exchanges:

                 (a) Respecting any requested registration of transfer or exchange of Transfer Restricted Securities in the form of Physical Securities, such Physical Securities shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                          (1) if such Physical Security is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit A-3 hereto); or

                          (2)     if such Physical Security is being
                 transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit A-3 hereto); or

                          (3)     if such Physical Security is being
                 transferred to an Institutional Accredited Investor, delivery of a certification to that effect (in substantially the form of Exhibit A-3 hereto), a Transferee Certificate for Institutional Accredited Investors in the form of Exhibit A-4 hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                          (4)     if such Physical Security is being
                 transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit A-3 hereto), a Transferor Certificate for Regulation S Transfers in the form of Exhibit A-5 hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                          (5)     if such Physical Security is being
                 transferred in reliance on Rule 144, delivery of a certification to that effect (substantially in the form of Exhibit A-3 hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                          (6)     if such Physical Security is being
                 transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit A-3 hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act.

                 (b) Respecting any requested exchange of a Physical Security for a beneficial interest in a Global Security, such Physical Security shall be accompanied, in the sole discretion of the Company, by the following additional information and documents:

                          (1) a certification, substantially in the form of Exhibit A-3 hereto, that such Physical Security is being transferred to a Qualified Institutional Buyer; and

                          (2) written instructions directing the Registrar to make, or to direct DTC to make, an endorsement on the Global Security to reflect an increase in the aggregate amount of the Securities represented by the Global Security;

         whereupon the Registrar shall cancel such Physical Security and cause, or direct DTC to cause, in accordance with the standing instructions and procedures existing between DTC and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Security is then outstanding, the Company shall issue and the Trustee shall upon a request from the Company authenticate a new Global Security in the appropriate amount.

                 (c) Any Person having a beneficial interest in a Global Security may upon request to the Registrar exchange such beneficial interest for a Physical Security. Upon receipt by the Registrar of written instructions (or such other form of instructions as is customary for DTC) from DTC or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Registrar of a written order or such other form of instructions as is customary for DTC or the Person designated by DTC as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Transfer Restricted Securities, the following additional information and documents:

                          (1)     if such beneficial interest is being
                 transferred to the Person designated by DTC as being the beneficial owner, a certification from such Person to that effect (in substantially the form of Exhibit A-3 hereto); or

                          (2)     if such beneficial interest is being
                 transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certification to that effect (in substantially the form of Exhibit A-3 hereto); or

                          (3)     if such beneficial interest is being
                 transferred to an Institutional Accredited Investor, delivery of a certification to that effect (substantially in the form of Exhibit A-3 hereto), a Transferee Certificate for Institutional Accredited Investors in the form of Exhibit A-4 hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                          (4)     if such beneficial interest is being
                 transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit A-3 hereto), a Transferor Certificate for Regulation S Transfers in the form of Exhibit A-5 hereto and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                          (5)     if such beneficial interest is being
                 transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit A-3 hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act; or

                          (6)     if such beneficial interest is being
                 transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit A-3 hereto) and an Opinion of Counsel to the effect that such transfer is in compliance with the Securities Act, then the Registrar will cause, in accordance with the standing instructions and procedures existing between DTC and the Registrar, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of a request from the Company, the Trustee will authenticate and deliver to the transferee a Physical Security. Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.06(c) shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from Agent Members or otherwise, shall instruct the Registrar in writing. The Registrar shall deliver such Physical Securities to the Persons in whose names such Physical Securities are so registered.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to the Exchange Offer or Section 2.11, 3.06 or 9.05 hereof not involving any transfer.

         Neither the Trustee, the Registrar nor the Company shall be required
(i) to issue, register the transfer of or exchange any Physical Security during a period of 30 days before a selection of Securities to be redeemed, or (ii) to register the transfer of or exchange any Physical Security so selected for redemption in whole or in part, except the unredeemed portion of any such Security being redeemed in part.

SECTION 2.07.    Book-Entry Provisions for Global Securities.

         Each Global Security shall be (i) registered in the name of DTC or its nominee, (ii) delivered to the Trustee as custodian for DTC and (iii) bear the legend set forth in Exhibit A-2 hereto.

         Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC, or the Trustee as its custodian, or under such Global Security, and DTC may be treated by the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Subsidiary Guarantors, the Trustee or any agent of the Company, the Subsidiary Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

         Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to DTC, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of DTC and the provisions of Section 2.06 hereof. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) DTC notifies the Company that it is unwilling or unable to continue as depositary for the Global Security and a successor depositary is not appointed by the Company within 90 days of such notice, (2) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC to issue Physical Securities in lieu of all or a portion of the Global Security (in which case the Company shall deliver Physical Securities within 30 days of such request) or (3) the Company determines not to have the Securities represented by the Global Security and notifies DTC and the Registrar thereof.

         In connection with the transfer of an entire Global Security to beneficial owners pursuant to this Section, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon request of the Company authenticate and deliver, to each beneficial owner identified by DTC, in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

         The Holders of a Global Security may grant proxies or otherwise authorize any Persons, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

SECTION 2.08.    Replacement Securities.

         If a mutilated Security is surrendered to the Trustee or the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of the Trustee are met. An indemnity bond may be required by the Trustee, the Company or any Subsidiary Guarantor that is sufficient in the judgment of the Company, the Subsidiary Guarantors and the Trustee to protect the Company, the Subsidiary Guarantors, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses (including fees and expenses of the Trustee) in replacing a Security.

SECTION 2.09.    Outstanding Securities.

         Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding. Except as set forth in Section 2.10, a Security does not cease to be outstanding because the Company, the Subsidiary Guarantors or any of their respective Subsidiaries or Affiliates holds the Security.

         If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the principal amount of any Security is considered paid under
Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

SECTION 2.10.    Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, any Subsidiary Guarantor or an Affiliate of the Company shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

SECTION 2.11.    Temporary Securities.

         Until definitive Securities are ready for delivery, the Company may prepare and, upon written order of the Company, the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Securities in exchange for temporary Securities surrendered to it.

SECTION 2.12.    Cancellation.

         The Company or any Subsidiary Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration, transfer, exchange, payment or cancellation and shall destroy cancelled Securities or retain cancelled Securities in accordance with the Trustee's standard retention policy unless the Company directs their return to the Company. Except as provided in Section 2.08, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

         Securities that are mandatorily or optionally redeemed by the Company or that are purchased by the Company pursuant to a Net Proceeds Offer, or pursuant to a Change of Control Offer, or that are otherwise acquired by the Company, will be surrendered to the Trustee for cancellation.

SECTION 2.13.    Defaulted Interest.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner (plus interest on such defaulted interest to the extent lawful) to the persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01 hereof. The Company shall fix the special record date and payment date. At least 10 days before the special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.14.    Private Placement Legend.

         (a) All Series A Securities issued hereunder on the Issue Date shall bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Securities without the Private Placement Legend if, (i) there is delivered to the Trustee an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Security has been sold pursuant to an effective registration statement under the Securities Act, which fact has been certified to the Trustee in an Officers' Certificate. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend.

         (b) By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

                                 ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.    Notice to Trustee.

         If the Company elects to redeem Securities pursuant to the optional redemption provisions of paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the redemption price and the principal amount of Securities to be redeemed.

         The Company shall give each notice provided for in this Section at least 35 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee). Any notice given pursuant to this Section
3.01 may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

SECTION 3.02.    Selection of Securities To Be Redeemed.

         If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in multiples of $1,000 pro rata, by lot or by any other method that the Trustee considers fair and appropriate and, if the Securities are listed on any securities exchange, by a method that complies with the requirements of such exchange. The Trustee shall make the selection from outstanding Securities not previously called for redemption.
The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them it selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

SECTION 3.03.    Notice of Redemption.

         At least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

         The notice shall identify the Securities to be redeemed and shall state:

                 (1)      the redemption date;

                 (2)      the redemption price;

                 (3)      the name and address of the Paying Agent;

                 (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                 (5) that, unless the Company defaults in the payment of the redemption price or accrued interest, interest on Securities called for redemption ceases to accrue on and after the redemption date;

                 (6) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued; and

                 (7) the subparagraph of paragraph 5 of the Securities pursuant to which the Securities called for redemption are being redeemed.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

SECTION 3.04.    Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03, Securities called for redemption become due and payable on the redemption date at the redemption price. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued interest to the redemption date.

SECTION 3.05.    Deposit of Redemption Price.

         On or before the redemption date, the Company shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of, and accrued interest on, the Securities to be redeemed on that date. The Paying Agent shall promptly return to the Company any money so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as obligations to the Trustee pursuant to Article Seven.

         If any Security called for redemption shall not be so paid upon redemption because of the failure of the Company to comply with the preceding paragraph, interest will continue to be payable on the unpaid principal, including from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01 hereof.

SECTION 3.06.    Securities Redeemed in Part.

         Upon surrender of a Security that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Security or Securities equal in aggregate amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE FOUR

                                   COVENANTS

SECTION 4.01.    Payment of Securities.

         The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal of and interest on the Securities shall be considered paid on the date due if, subject to Articles Ten and Twelve hereof, the Trustee or Paying Agent holds on that date money deposited by the Company designated for and sufficient to pay all principal and interest then due.

         The Company shall pay interest on overdue principal at the rate borne by the Securities and shall pay interest on overdue installments of interest at the same rate to the extent lawful.

         The Company shall notify the Trustee and any Paying Agent immediately upon the occurrence of any Registration Default and, with respect to Additional Interest payments pursuant to Section 4 of the Registration Rights Agreement, the Company shall notify the Trustee and any Paying Agent prior to the date of any interest payment of the amount of Additional Interest payable to each Holder.

SECTION 4.02.    SEC Reports.

         (a) Each of the Company and the Subsidiary Guarantors shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which each of the Company and the Subsidiary Guarantors is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such
Section 13 or 15(d) of the Exchange Act, the Company shall file with the Trustee such reports, information and other documents as required pursuant to
Section 4.18 hereof. The Company and each of the Subsidiary Guarantors also shall comply with the other provisions of TIA Section 314(a).

         (b) So long as any of the Securities remain outstanding, the Company shall cause each annual, quarterly and other financial report mailed or otherwise furnished by it generally to stockholders to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar, in each case at the time of such mailing or furnishing to stockholders.

         (c) The Company and the Subsidiary Guarantors shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section 4.02.

SECTION 4.03.    Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities are prohibited. Such Officers' Certificate shall comply with TIA Section 314(a)(4).

         (b) The Company and the Subsidiary Guarantors will, so long as any of the Securities are outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default or default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company or any Subsidiary Guarantor proposes to take with respect thereto.

         (c) The Company shall promptly deliver to the Trustee an Officers' Certificate notifying the Trustee of any refunding, refinancing or replacement of each Bank Credit Agreement.

SECTION 4.04.    Maintenance of Office or Agency.

         The Company will maintain in the City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.05.    Corporate Existence.

         Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each Material Subsidiary in accordance with the respective organizational documents of the Company and each Material Subsidiary and the material rights (charter and statutory) and material franchises of the Company and the Material Subsidiaries; provided, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Material Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not, and will not be, adverse to the payment and performance of the obligations under the Securities and otherwise under this Indenture.

SECTION 4.06.    Waiver of Stay, Extension or Usury Laws.

         The Company and each Subsidiary Guarantor covenants (to the extent that each may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company or any Subsidiary Guarantor from paying all or any portion of the principal of and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company and each Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07.    Payment of Taxes and Other Claims.

         The Company and each Material Subsidiary will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Material Subsidiary or upon the income, profits or property of the Company or any Material Subsidiary other than any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien (other than a Permitted Lien) upon the property of the Company or any Material Subsidiary, in each case except to the extent the failure to do so would have, in the judgment of the Company, a material adverse effect on the Company and the Subsidiaries taken as a whole.

SECTION 4.08.    Maintenance of Properties and Insurance.

         (a) The Company shall cause all material Property used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from discontinuing the operation or maintenance of any such Property, or disposing of it, if such discontinuance or disposal is, in the judgment of the Company or such Subsidiary, desirable in the conduct of its business and not adverse to the payment and performance of the obligations under the Securities and otherwise under this Indenture.

         (b) The Company shall provide or cause to be provided, for itself and each of its Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith opinion of the Company are adequate and appropriate for the conduct of the business of the Company and such Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be either (i) consistent with past practices of the Company or the applicable Subsidiary or (ii) customary, in the reasonable, good faith opinion of the Company, for corporations similarly situated in the industry, unless the failure to provide such insurance (together with all other such failures) would not have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

SECTION 4.09.    Limitation on Incurrence of Additional Indebtedness.

         The Company will not, and will not permit any of the Subsidiaries directly or indirectly, to issue, incur, assume, guarantee, become liable, contingently or otherwise, with respect to or otherwise become responsible for the payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default with respect to the Securities shall have occurred and be continuing at the time or as a consequence at the incurrence of such Indebtedness, the Company and the Subsidiaries or any of them may incur Indebtedness if on the date of the incurrence, (i) both (A) the Company's Consolidated EBITDA Coverage Ratio would have been greater than 2.25 to 1.0 for the period from the Issue Date to March 31, 1997 and 2.5 to 1.0 from April 1, 1997 and thereafter, respectively, and
(B) the Company's Adjusted Consolidated Net Tangible Assets are equal to or greater than 150% of Indebtedness of the Company and the Subsidiaries, or (ii) the Company's Adjusted Consolidated Net Tangible Assets are equal to or greater than 200% of Indebtedness of the Company and the Subsidiaries.

         For purposes of determining any particular amount of Indebtedness incurred under this Section 4.09, (i) guarantees of Indebtedness otherwise included in the determination of such amount shall not also be included and
(ii) any Indebtedness incurred by the Company or any Subsidiary incurred for, or related to, a Person other than another Subsidiary or the Company, as applicable, shall be deemed to be in an amount equal to the greater of (i) the lesser of (A) the full amount of the Indebtedness of such other Person or (B) the fair market value of the assets and properties of the Company or such Subsidiary, as to which the holder or holders of such Indebtedness are expressly limiting the obligations of the Company or such Subsidiary, the value of which assets and properties of the Company or any Subsidiary will be determined in good faith by the Board of Directors of the Company or such Subsidiary, as applicable (which determination shall be evidenced by a Board Resolution of the applicable Person), and (ii) the amount of the Indebtedness of such other Person as has been expressly contractually assumed or guaranteed by the Company or such Subsidiary.

         Notwithstanding anything to the contrary in this Section 4.09, no Subsidiary that is not already a Subsidiary Guarantor shall incur any Indebtedness with respect to any Indebtedness of the Company or any other Subsidiary unless such Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Subsidiary's Guarantee of the Securities, such Guarantee to be a senior subordinated unsecured obligation of such Subsidiary.

SECTION 4.10.    Limitation on Senior Subordinated Indebtedness.

         The Company will not, directly or indirectly, issue, assume, guarantee, incur or otherwise become liable for any Indebtedness which is both subordinate or junior in right of payment to any Senior Indebtedness and senior or superior in right of payment to the Securities. The Subsidiary Guarantors will not, directly or indirectly, issue, assume, guarantee, incur or otherwise become liable for any Indebtedness which is both subordinate or junior in right of payment to any Guarantor Senior Indebtedness and senior or superior in right of payment to the Guarantees.

SECTION 4.11.    Limitation on Restricted Payments.

         The Company will not, and will not permit any of the Subsidiaries to, directly or indirectly, make any Restricted Payment, if at the time of such Restricted Payment, or on a pro forma basis after giving effect thereto:

                 (x) a Default or an Event of Default under this Indenture has occurred and is continuing;

                 (y) the aggregate amount expended for all Restricted Payments subsequent to the Issue Date exceeds the sum of (without duplication):

                          (1) 50% of aggregate Consolidated Net Income (net of losses resulting from full costs ceiling writedowns attributable to any oil and gas properties of the Company or any Subsidiary) of the Company (or if such Consolidated Net Income is a loss, minus 100% of such loss) earned on a cumulative basis during the period beginning on the Issue Date and ending on the last date of the Company's fiscal quarter immediately preceding such Restricted Payment; plus

                          (2) 100% of the aggregate Net Proceeds, received by the Company from any Person other than a Subsidiary from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock (excluding (A) any Qualified Capital Stock paid as a dividend on any Capital Stock or as interest on any Indebtedness, (B) the issuance of Qualified Capital Stock upon the conversion of, or in exchange for, any Qualified Capital Stock and (C) any Qualified Capital Stock with regard to issuances and sales financed directly or indirectly using funds borrowed from the Company or any Subsidiary, until and to the extent such borrowing is repaid); plus

                          (3) to the extent not otherwise included in Consolidated Net Income, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or a Subsidiary after the Issue Date from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Subsidiary (valued in each case as provided in the definition of Investment) other than amounts constituting Permitted Unrestricted Subsidiary Investments; and

                          (4)     $15 million; or

                 (z) the Company would not be able to incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) as provided in the first paragraph of Section 4.09.

         The foregoing provisions of this covenant will not prevent the payment of any dividend within 60 days after the date of its declaration if the dividend would have been permitted on the date of declaration; provided, however, that payments made in accordance with this paragraph shall be counted for purposes of computing amounts expended pursuant to subclause (y) in the immediately preceding paragraph.

SECTION 4.12.    Limitation on Disposition of Assets.

         The Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

                 (i) in the case of any Asset Disposition or series of related Asset Dispositions having a fair market value of more than $10 million, the Company or such Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value, the determination of which, including the value of all non-cash consideration, must be approved in good faith by the Board of Directors of the Company and such Subsidiary, if any,

                 (ii) the proceeds from any Asset Disposition (other than any Asset Disposition or series of related Asset Dispositions that have a value of less than $1 million) consist of cash and Cash Equivalents or Permitted Industry Investments or any combination of the foregoing; provided that the Company or such Subsidiary may accept proceeds from such Asset Disposition in other than cash and Cash Equivalents or Permitted Industry Investments or any combination of the foregoing if the aggregate amount of all proceeds from all Asset Dispositions after the Issue Date, that are other than cash and Cash Equivalents or Permitted Industry Investments after such Asset Disposition does not exceed 15% of Adjusted Consolidated Net Tangible Assets at the date of such Asset Disposition, and

                 (iii) within 365 days following the receipt of the Net Available Proceeds from such Asset Disposition, 100% of the Net Available Proceeds from such Asset Disposition are applied by the Company or such Subsidiary:

                          (a) to the payment of Indebtedness under the Bank Credit Agreement and the payment of any other Senior Indebtedness;

                          (b) at the Company's option to the extent that such Net Available Proceeds are not applied to Senior Indebtedness, to Permitted Industry Investments made by the Company or a Subsidiary (or, to the extent not so applied during such 365 day period, to Permitted Industry Investments specifically identified during such 365 day period reasonably anticipated in good faith by the Board of Directors of the Company to be expended within 180 days after being specifically identified (such 180-day period, the "Project Period")); and

                          (c) to the extent that any Net Available Proceeds are not applied to Senior Indebtedness or applied or to be applied to Permitted Industry Investments, to make an offer to purchase (the "Net Proceeds Offer") (on a business day (the "Net Proceeds Payment Date") not later than the later of (1) 365 days following the receipt of such Net Available Proceeds or (2) in the case of application of proceeds intended to be applied under clause (b), 35 business days following any Project Period) the Securities at a price equal to 100% of the principal amount of the Securities plus accrued interest to the Net Proceeds Payment Date.

         Notwithstanding the foregoing, the Company and its Subsidiaries will not be required to apply any Net Available Proceeds in accordance with such provisions except to the extent that the Net Available Proceeds from all Asset Dispositions which are not applied in accordance with such provisions exceed $5 million.

         Notice of a Net Proceeds Offer to purchase the Securities will be made on behalf of the Company not less than 25 business days nor more than 60 business days before the Net Proceeds Payment Date. Securities tendered to the Company pursuant to a Net Proceeds Offer will cease to accrue interest after the Net Proceeds Payment Date. The Company will not be entitled to any credit against the above obligations for the principal amount of Securities previously acquired by the Company. For purposes of this covenant, the term "Net Proceeds Offer Amount" means the principal of outstanding Securities in an aggregate principal amount equal to any remaining Net Available Proceeds.

         To exercise the repurchase right, the Holder must deliver on or before the fifth calendar day prior to the Net Proceeds Payment Date, written notice to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with (i) the Security or Securities with respect to which the right is being exercised, duly endorsed for transfer with the form entitled "Option of Holder to Elect Purchase" on the reverse side of the Security completed, and (ii) if the Net Proceeds Payment Date falls between any record date for the payment of interest on the Securities and the next succeeding interest payment date, an amount equal to the interest which the Holder is entitled to receive on such interest payment date; provided, however, that with respect to Securities held of record by The Depository Trust Company ("DTC"), the Company or its designated agent may accept as tendered for repurchase pursuant to this Section Securities tendered by means of book entry in accordance with the normal procedures of DTC, provided that any such interest amount shall be delivered by the Holder to the Company or its designated agent.

         On the Net Proceeds Payment Date, the Company will (i) accept for payment Securities or portions thereof tendered pursuant to the Net Proceeds Offer in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount of Securities as has been tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount, and (iii) deliver or cause to be delivered to the Trustee, Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. If the aggregate principal amount of Securities tendered exceeds the Net Proceeds Offer Amount, the Trustee will select the Securities to be purchased on a pro rata basis based on the principal amount of Securities so tendered. The Paying Agent will promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the purchase price, and the Company will execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders of Physical Securities a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted will be promptly mailed or delivered to the Holder thereof. The Company will publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this
Section 4.12, the Trustee will act as the Paying Agent.

SECTION 4.13.    Limitation on Liens Securing Indebtedness.

         The Company will not, and will not permit any of the Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective Properties securing (i) any Indebtedness of the Company, unless the Securities are equally and ratably secured or (ii) any Indebtedness of any Subsidiary Guarantor, unless the Securities or the Guarantees, as the case may be, are equally and ratably secured; provided that if such Indebtedness is expressly subordinated to the Securities or the Guarantees, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Securities or the Guarantees, with the same relative priority as such Subordinated Indebtedness will have with respect to the Securities or the Guarantees, as the case may be.

SECTION 4.14.    Limitation on Payment Restrictions Affecting Subsidiaries.

         The Company will not, and will not permit any Subsidiary to, directly or indirectly, create or suffer to exist or allow to become effective any consensual encumbrance or restriction of any kind (i) on the ability of any of the Subsidiaries (a) to pay dividends or make other distributions on its Capital Stock or make payments on any Indebtedness owed to the Company or any other Subsidiary, (b) to make loans or advances to the Company or any other Subsidiary, or (c) to transfer any of its Property to the Company or any other Subsidiary; or (ii) on the ability of such Person or any other subsidiary of such Person to receive or retain any such (a) dividends, distributions or payments, (b) loans or advances, or (c) transfers of Property (any such restriction being referred to herein as a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of (A) the Bank Credit Agreement as in effect on the date of this Indenture, (B) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary, (C) any instrument governing Indebtedness of a Person acquired by the Company or a Subsidiary at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, other than the Person, or the Property of the Person, so acquired, provided that such Indebtedness was not incurred in anticipation of such acquisition, (D) with respect to clauses

(i)(c) and (ii)(c) above, Purchase Money Obligations for Property acquired in the ordinary course of business, (E) Indebtedness existing pursuant to a written agreement in effect on the date of this Indenture, (F) Indebtedness under this Indenture, or (G) Indebtedness incurred to refinance, refund, extend or renew Indebtedness referred to in clauses (A), (C), (D), (E) or (F) above; provided that the Payment Restrictions contained therein are not materially more restrictive than those provided for in the Indebtedness being refinanced, refunded, extended or renewed.

SECTION 4.15.    Limitation on Transactions with Related Persons.

         Neither the Company nor any of the Subsidiaries will (i) sell, lease, transfer or otherwise dispose of any of its Property to, (ii) purchase any property from, (iii) make any Investment (other than Permitted Unrestricted Subsidiary Investments and other Investments in accordance with the provisions of Section 4.11) in, or (iv) enter into any contract or agreement with or for the benefit of, a Related Person of the Company or any Subsidiary (other than the Company or any such Subsidiary in which no Related Person (other than the Company or another Wholly Owned Subsidiary) owns, directly or indirectly, an equity interest) (a "Related Person Transaction"), other than Related Person Transactions which are on terms (which terms are in writing) no less favorable to the Company or a Subsidiary, as applicable, than could be obtained in a comparable arm's length transaction from an unaffiliated party; provided that, if the Company or any Subsidiary enters into a Related Person Transaction or series of Related Person Transactions involving or having an aggregate value of more than $5 million, such Related Person Transaction will have been approved by a majority of the Independent Directors of the Company. Notwithstanding anything to the contrary in the foregoing, the foregoing restrictions shall not apply to (i) Related Person Transactions that are approved by the Board of Directors of the Company and such Subsidiary, if applicable, as in the best interests of the Company or such Subsidiary, which transactions together with all other Related Person Transactions in a related series involve or have an aggregate value not exceeding $1 million in each fiscal year; (ii) fees and compensation paid to or agreements with officers, directors, employees or consultants of the Company or any Subsidiary in each case that are reasonable, as determined by the Board of Directors or senior management thereof in good faith; and (iii) Restricted Payments that are not prohibited by Section 4.11.

SECTION 4.16.    Limitation on Conduct of Business.

         The Company and the Subsidiaries will be operated in a manner such that their business activities will be the oil and gas business, including the exploration for and the development, acquisition, production, processing, marketing, storage and transportation of, Hydrocarbons and other related energy and natural resources businesses, and such other businesses as are reasonably necessary or desirable to facilitate the conduct and operations of the foregoing businesses.

SECTION 4.17.    Change of Control.

         (a) Upon the occurrence of a Change of Control and a corresponding Rating Decline, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") all of the then outstanding Securities from the Holders of such Securities, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount of such

Securities, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Securities properly tendered pursuant to a Change of Control Offer and not withdrawn.

         (b) The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date (as defined below).

         (c) Not later than the 30th day following the occurrence of the Rating Decline corresponding to any Change of Control (or, in the event the Rating Decline occurs prior to the corresponding Change of Control, not later than the 30th day following the occurrence of the Change of Control), the Company shall mail to the Trustee and to each Holder of the Securities a notice (the "Change of Control Notice") stating:

                 (1) that a Change in Control and corresponding Rating Decline has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities, or portion thereof, at the Change of Control Purchase Price;

                 (2) any information regarding such Change of Control required to be furnished pursuant to Rule 13e-1 under the Exchange Act and any other securities laws and regulations thereunder;

                 (3) a purchase date (the "Change of Control Purchase Date") which shall be on a Business Day and no earlier than 30 days nor later than 60 days after the occurrence of a Rating Decline that follows a Change of Control (or, in the event the Rating Decline occurs prior to the corresponding Change of Control, no earlier than 30 days nor later than 60 days following the occurrence of the Change of Control);

                 (4) that any Security, or portion thereof, not tendered or accepted for payment will continue to accrue interest:

                 (5) that unless the Company defaults in making payments therefor, or payment is otherwise prevented, any Security, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

                 (6) the instructions a Holder must follow in order to have his Securities repurchased in accordance with paragraph (d) of this Section.

         No failure of the Company to give the foregoing notice shall limit any Holder's right to exercise a repurchase right.

         (d) To exercise the repurchase right, the Holder must deliver, on or before the fifth calendar day prior to the Change of Control Purchase Date, written notice to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with (i) the Security or Securities with respect to which the right is being exercised, duly endorsed for transfer with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, and (ii) if the Change of Control Purchase Date falls between any record date for the payment of interest on the Securities and the next succeeding interest payment date, an amount equal to the interest which the Holder is entitled to receive on such interest payment date; provided, however, that with respect to Securities held of record by DTC, the Company or its designated agent may accept as tendered for repurchase pursuant to this Section Securities tendered by means of a book entry in accordance with the normal procedures of DTC, provided that any such interest amount shall be delivered by the Holder to the Company or its designated agent. Notwithstanding the foregoing, if prior to the date that a Change of Control Notice is required to be mailed, a notice of optional redemption of all of the outstanding Securities has been mailed in accordance with the terms of this Indenture, the Company's obligation to send the Change of Control Notice shall be suspended (unless the Company shall default in the payment of the redemption price or accrued interest).

         (e) On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Notice, (ii) if the Company appoints a depository or Paying Agent, deposit with such depository or Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. DTC, the Company or the Paying Agent, as the case may be, shall promptly mail to the Holder of Securities so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders of Physical Securities a new Security equal in principal amount to any unpurchased portion of the Security surrendered. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this
Section 4.17, the Trustee shall act as the Paying Agent.

         (f) The Company, to the extent applicable and if required by law, will comply with Sections 13 and 14 of the Exchange Act and the provisions of Regulation 14E and any other tender offer rules under the Exchange Act and any other federal and state securities laws, rules and regulations which may then be applicable to any offer by the Company to purchase the Securities pursuant to the provisions of this Section 4.17.

SECTION 4.18.    Provision of Financial Information.

         The Company shall file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company shall also file with the Trustee (with exhibits), and provide to each Holder of Securities (without exhibits), without cost to such Holder, copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the SEC or the date on which the Company would be required to file such reports and documents if the Company were so required and, if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, the Company shall supply at its cost copies of such reports and documents (including any exhibits thereto) to any Holder of Securities promptly upon written request.

SECTION 4.19.    Registration Rights Agreement.

         The Company will comply with all of the terms and provisions of the Registration Rights Agreement, including, without limitation, its obligation to pay Additional Interest (as defined therein) and to notify the Trustee immediately of the occurrence of any Registration Default (as defined therein) thereunder.

SECTION 4.20.    Qualification of Indenture.

         The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all costs and expenses (including attorneys' fees for the Company and the Trustee) incurred in connection therewith. In connection with any such qualification of this Indenture under the TIA, the Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

SECTION 5.01.    When Company May Merge, etc.

         The Company shall not consolidate with or merge with any Person or convey, transfer or lease all or substantially all of its Property to any Person, unless:

                 (1) the Company survives such merger or the Person formed by such consolidation or into which the Company is merged or that acquires by conveyance or transfer, or which leases, all or substantially all of the Property of the Company is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by supplemental indenture, the due and punctual payment of the principal of and interest on all the Securities and the performance of every other covenant and obligation of the Company under this Indenture;

                 (2) immediately before and after giving effect to such transaction no Default or Event of Default exists;

                 (3) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or, if not the Company, the surviving or transferee entity) is equal to or greater than the Consolidated Net Worth of the Company immediately before such transaction; and

                 (4) immediately after giving effect to such transaction on a pro forma basis, the Company (or, if not the Company, the surviving or transferee entity) would be able to incur $1.00 of additional Indebtedness (excluding Permitted Indebtedness) under the test described in the first paragraph of Section 4.09.

         The Company shall deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02.    Successor Corporation Substituted.

         Upon any consolidation, merger, lease, conveyance or transfer in accordance with Section 5.01, the successor Person formed by such consolidation or into which the Company is merged or to which such lease, conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein and thereafter (except in the case of a lease) the predecessor corporation will be relieved of all further obligations and covenants under this Indenture and the Securities.

                                  ARTICLE SIX

                             DEFAULTS AND REMEDIES

SECTION 6.01.    Events of Default.

         An "Event of Default" occurs upon:

                 (1) default in the payment of principal of the Securities when due at maturity, upon repurchase, upon acceleration or otherwise, including failure of the Company to repurchase the Securities required to be repurchased, at the required purchase price, upon a Change of Control and corresponding Rating Decline or in the event of a Net Proceeds Offer, and failure to make any optional redemption payment, whether or not such payment is prohibited by Articles Ten or Twelve;

                 (2) default in the payment of any installment of interest on the Securities when due (including any interest payable in connection with optional redemption payments) and continuance of such default for 30 days, whether or not such payment is prohibited by Articles Ten or Twelve;

                 (3) default on any other Indebtedness of the Company, any Subsidiary Guarantor or any other Subsidiary if either (a) such default results from the failure to pay principal of or interest on any such Indebtedness when due which aggregates in excess of $5 million and continuance of such default beyond any applicable cure, forbearance or notice period, or (b) as a result of such default, the maturity of such Indebtedness has been accelerated prior to its scheduled maturity, without such default and acceleration having been rescinded or annulled within a period of 10 days, and the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default, or the maturity of which has been so accelerated, aggregates $5 million or more;

                 (4) default in the performance, or breach, of any other covenant of the Company or any Subsidiary Guarantor in this Indenture and failure to remedy such default within a period of 60 days after written notice thereof from the Trustee or Holders of 25% in principal amount of the outstanding Securities;

                 (5) the entry by a court of one or more judgments or orders against the Company, any Subsidiary Guarantor or any other Subsidiary in an aggregate amount in excess of $10 million and which are not covered by insurance written by third parties that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

                 (6) a Guarantee by a Subsidiary Guarantor that is a Material Subsidiary shall cease to be in full force and effect (other than a release of a Guarantee by designation of a Subsidiary Guarantor as an Unrestricted Subsidiary) or any Subsidiary Guarantor shall deny or disaffirm its obligations with respect thereto;

                 (7) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                          (A)     commences a voluntary case or proceeding,

                          (B) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                          (D) makes a general assignment for the benefit of its creditors, or

                          (E) admits in writing that it generally is unable to pay its debts as the same become due;


                 (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                          (A) is for relief (with respect to the petition commencing such case) against the Company or any Material Subsidiary in an involuntary case or proceeding,

                          (B) appoints a Custodian of the Company or any Material Subsidiary or for all or substantially all of its respective property, or

                          (C) orders the liquidation of the Company or any Material Subsidiary,

         and the order or decree remains unstayed and in effect for 60 days.

         The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

SECTION 6.02.    Acceleration.

         If an Event of Default (other than an Event of Default specified in clauses (7) and (8)) under Section 6.01 occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Securities may declare the unpaid principal of (or the Change of Control purchase price if the Event of Default includes failure to pay the Change of Control purchase price), and accrued and unpaid interest on, all the Securities then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by Holders) and upon any such declaration such principal and accrued and unpaid interest shall become immediately due and payable, notwithstanding anything contained in this Indenture or the Securities to the contrary. If an Event of Default specified in clauses (7) or (8) above occurs, all unpaid principal of, and accrued interest on, the Securities then outstanding will become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Except as set forth in the first sentence of this paragraph, the Company hereby waives presentment, demand, notice of dishonor, notice of acceleration, notice of intent to accelerate, and all other notices and demands.

         The Holders of a majority in principal amount of the then outstanding Securities, by written notice to the Company, the Subsidiary Guarantors and the Trustee, may rescind and annul a declaration of acceleration and its consequences if (1) the Company or any Subsidiary Guarantor has paid or deposited with such Trustee a sum sufficient to pay (A) all overdue installments of interest on all the Securities, (B) the principal of any Securities that has become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in the Securities, (C) to the extent that payment of such interest is lawful, interest on the defaulted interest at the rate or rates prescribed therefor in the Securities, and (D) all money paid or advanced by the Trustee thereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; (2) all Events of Default, other than the non-payment of the principal of any Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in this Indenture; and (3) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. No such rescission will affect any subsequent Event of Default or impair any right consequent thereon.

SECTION 6.03.    Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name and as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04.    Waiver of Past Defaults.

         Subject to Sections 6.07 and 9.02, the Holders of at least a majority in principal amount of Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default and its consequences, except a Default or Event of Default in payment of principal or interest on the Securities, including any optional redemption payments or Change of Control or Net Proceeds Offer payments.

SECTION 6.05.    Control by Majority.

         The Holders of a majority in principal amount of the Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on such Trustee, provided that (1) such direction is not in conflict with any rule of law or with this Indenture and (2) the Trustee may take any other action deemed proper by such Trustee that is not inconsistent with such direction.

SECTION 6.06.    Limitation on Remedies.

         No Holder of any of the Securities will have any right to institute any proceeding, judicial or otherwise, or for the appointment of a receiver or trustee or pursue any remedy under this Indenture, unless:

                 (1) such Holder has previously given notice to the Trustee of a continuing Event of Default,

                 (2) the Holders of not less than 25% in principal amount of the outstanding Securities have made written request to such Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under this Indenture,

                 (3) such Holder or Holders have offered to such Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request,

                 (4) such Trustee for 30 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and

                 (5) no direction inconsistent with such written request has been given to such Trustee during such 30-day period by the Holders of a majority in principal amount of the outstanding Securities.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over other Holders.

SECTION 6.07.    Rights of Holders To Receive Payment.

         Notwithstanding any other provision of this Indenture, the Holder of any Securities will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Securities on the stated maturity therefor and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of such Holder.

SECTION 6.08.    Collection Suit by Trustee.

         If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the whole amount of principal of and interest on the Securities remaining unpaid and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation and expenses of the Trustee, its agents and counsel.

SECTION 6.09.    Trustee May File Proofs of Claim.

         (a) The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Subsidiary Guarantors, their creditors or their property and may collect and receive any money or other property payable or deliverable on any such claims and to distribute the same.

         (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.    Priorities.

         If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

                 First:  to the Trustee for amounts due under Section 7.07;

                 Second: to Holders of Senior Indebtedness to the extent required by Article Ten;

                 Third: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Fourth:  To the Company.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

SECTION 6.11.    Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Securities.

                                 ARTICLE SEVEN

                                    TRUSTEE

SECTION 7.01.    Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in such exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)     Except during the continuance of an Event of Default:

                 (1) The Trustee need perform only those duties that are specifically set forth (or incorporated by reference) in this Indenture and no others.

                 (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (1) This paragraph (c) does not limit the effect of paragraph (b) of this Section.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction permitted by this Indenture, and the Trustee shall be entitled from time to time to request such a direction.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee shall be under no obligation and may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

SECTION 7.02.    Rights of Trustee.

         Subject to Section 7.01:

         (a) The Trustee may rely on and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, to the extent reasonably required by such inquiry or investigation.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

         (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 6.01(1) or (2)) unless a Trust Officer knows of such Event of Default or unless written notice of any Event of Default (other than under Section 6.01(1) or (2)) is received by the Trustee at its address in Section 13.02 hereof and such notice references the Securities generally, the Company or this Indenture.

SECTION 7.03.    Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.    Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

SECTION 7.05.    Notice of Defaults.

         If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder pursuant to Section 13.02 a notice of the Default within 90 days after it occurs. Except in the case of a Default in any payment on any Security, the Trustee may withhold the notice if and so long as the board of directors, executive committee or a trust committee of its directors and/or officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.    Reports by Trustee to Holders.

         Within 60 days after each March 15, beginning with March 15, 1997, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a), but only if such report is required in any year under TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall notify the Trustee in writing if the Securities become listed on any national securities exchange or of any delisting thereof.

SECTION 7.07.    Compensation and Indemnity.

         The Company shall pay the Trustee from time to time reasonable compensation (including compensation for extraordinary services relating to default administration) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred by it. Such expenses may include the reasonable compensation and expenses of the Trustee's agents and counsel.

         The Trustee shall not be under any obligation to institute any suit, or take any remedial action under this Indenture, or to enter any appearance or in any way defend any suit in which it may be a defendant, or to take any steps in the execution of the trusts created hereby or thereby or in the enforcement of any rights and powers under this Indenture, until it shall be indemnified to its satisfaction against any and all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including compensation for services, costs, expenses, outlays, counsel fees and other disbursements, and against all liability not due to its negligence or willful misconduct. The Company shall indemnify the Trustee against any loss or liability incurred by it in connection with the acceptance and administration of the trust and its duties hereunder as Trustee, Registrar and/or Paying Agent, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company of any claim for which it may seek indemnity; however, unless the position of the Company is prejudiced by such failure, the failure of the Trustee to promptly notify the Company shall not limit its right to indemnification. The Company shall defend each such claim and the Trustee shall cooperate in the defense. The Trustee may retain separate counsel and the Company shall reimburse the Trustee for the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee's negligence or willful misconduct.

         To satisfy the Company's payment obligations in this Section, the Trustee shall have a claim prior to that of the Holders of the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and interest on particular Securities.

         When the Trustee incurs expenses or renders services after the occurrence of any Event of Default specified in Sections 6.01(7) or (8), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08.    Replacement of Trustee.

         The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee, in writing. The Company may remove the Trustee if:

                 (1)      the Trustee fails to comply with Section 7.10;

                 (2)      the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or other public officer takes charge of the Trustee or its property; or

                 (4) the Trustee becomes incapable of acting as Trustee hereunder.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the claim provided for in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Any successor Trustee shall comply with TIA Section 310(a)(5).

SECTION 7.09.    Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided such corporation or association shall be otherwise eligible and qualified under this Article.

SECTION 7.10.    Eligibility; Disqualification.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall always have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall also comply with TIA
Section  310(b).

SECTION 7.11.    Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                 ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01.    Termination of Company's Obligations.

         (a) This Indenture shall cease to be of further effect (subject to Section 8.05) when all outstanding Securities theretofore authenticated and issued hereunder have been delivered (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.07) to the Trustee for cancellation and the Company has paid all sums payable hereunder and under the Securities.

         (b) In addition to the provisions of Section 8.01(a), at the Company's option, either (i) the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to the Securities and the provisions of this Indenture (subject to Section 8.05) on the 91st day after the applicable conditions set forth below have been satisfied or (ii) the Company and the Subsidiary Guarantors shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 4.02, 4.03, 4.07 through 4.18, 5.01 and the last paragraph of
Section 11.01 with respect to the Securities at any time after the applicable conditions set forth below have been satisfied:

                 (1) the Company or any Subsidiary Guarantor shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (i) money, or (ii) U.S. Government Obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide (without any reinvestment of such interest or principal), not later than one day before the due date of any payment, money or (iii) a combination of (i) and (ii), in an amount sufficient, in the opinion (with respect to (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee at or prior to the time of such deposit, to pay and discharge each installment of principal of and interest on the outstanding Securities on the dates such installments are due;

                 (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or a Subsidiary Guarantor or any Subsidiary is a party or by which any of them is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit;

                 (3) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01 and will be subject to federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised, and, in the case of the Securities being discharged pursuant to clause (i) of this Section 8.01(b), accompanied by a ruling to that effect received from or published by the Internal Revenue Service (it being understood that (A) such Opinion of Counsel shall also state, if applicable, that such ruling is consistent with the conclusions reached in such Opinion of Counsel and (B) the Trustee shall be under no obligation to investigate the basis of correctness of such ruling);

                 (4) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Company's exercise of its option under this Section 8.01 will not result in any of the Company, the Trustee or the trust created by the Company's deposit of funds hereunder becoming or being deemed to be an "investment company" under the Investment Company Act of 1940, as amended;

                 (5) the Company or any Subsidiary Guarantor shall have paid or duly provided for payment of all amounts then due to the Trustee pursuant to Section 7.07; and

                 (6) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

         (c) The Company or any Subsidiary Guarantor may make an irrevocable deposit pursuant to this Section 8.01 only if at such time it is not prohibited from doing so under the provisions of Articles Ten and Twelve of this Indenture and the Company shall have delivered to the Trustee and any Paying Agent an Officers' Certificate to that effect.

SECTION 8.02.    Application of Trust Money.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with the provisions of the Securities and this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to the subordination provisions of Articles Ten or Twelve and need not be segregated from other funds except to the extent required by law.

         The term "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

SECTION 8.03.    Repayment to Company.

         The Trustee and the Paying Agent shall promptly pay to the Company upon request any money or securities held by them at any time in excess of amounts required to pay principal of or interest on the Securities. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for one year; provided, however, that the Trustee or such Paying Agent before being required to make any such repayment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be paid to the Company. After repayment to the Company, any Holder entitled to such money shall thereafter, as an unsecured general creditor, look (unless an applicable law designates another Person) only to the Company for payment, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 8.04.    Reinstatement.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and the Subsidiary Guarantors' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company or any Subsidiary Guarantor has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company or such Subsidiary Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

SECTION 8.05.    Survival of Certain Obligations.

         Notwithstanding the satisfaction and discharge of this Indenture and of the Securities referred to in Section 8.01(a) and (b)(i), the respective obligations of the Company, the Subsidiary Guarantors and the Trustee under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 4.01 (with respect to
Section 8.01(a)), 4.04, 6.07, 7.07, 7.08, 8.02, 8.03, 8.04, 11.03, and 11.04
shall survive until the Securities are no longer outstanding, and thereafter the obligations of the Company and the Trustee under Sections 7.07, 8.02, 8.03 and 8.04 shall survive. Nothing contained in this Article Eight shall abrogate any of the obligations or duties of the Trustee under this Indenture.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.    Without Consent of Holders.

         The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

                 (1)      to cure any ambiguity, defect or inconsistency;

                 (2)      to comply with Sections 5.01 or 11.02;

                 (3) to provide for uncertificated Securities in addition to certificated Securities;

                 (4) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                 (5) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

         Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holders hereunder.

SECTION 9.02.    With Consent of Holders.

         Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Subsidiary Guarantors and the Holders of at least a majority of the principal amount of the Securities then outstanding, and the Holders of a majority in principal amount of the Securities, together with the Subsidiary Guarantors, may waive compliance by the Company with any provision of this Indenture or the Securities. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

                 (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                 (2)      reduce the rate of interest on the Securities;

                 (3) reduce the principal amount of the Securities or extend the maturity schedule of the Securities or modify the redemption or repurchase provisions of the Securities;

                 (4) waive a default in the payment of the principal or interest on the Securities;

                 (5) make any Security payable in money other than that stated in the Security;

                 (6) make any change in the subordination of the Securities in a manner that is adverse to the Holders; or

                 (7) make any change in Section 6.04 or Section 6.07 hereof or in this sentence of this Section 9.02.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. Any amendment, waiver or consent shall be deemed effective upon receipt by the Trustee of the necessary consents and shall not require execution of any supplemental indenture to be effective.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, waiver, consent or supplemental indenture. Except as otherwise provided in Section 6.04 and this Section 9.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding may waive compliance in a particular instance by the Company or the Subsidiary Guarantors with any provisions of this Indenture or the Securities.

SECTION 9.03.    Compliance with Trust Indenture Act.

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04.    Revocation and Effect of Consents.

         A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, until an amendment, supplement or waiver becomes effective, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security. For such revocation to be effective, the Trustee must receive the notice of revocation before the date the amendment, supplement or waiver becomes effective.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (1) through (7) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

SECTION 9.05.    Notation on or Exchange of Securities.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

SECTION 9.06.    Trustee Protected.

         The Trustee shall sign any amendment or supplement or waiver authorized pursuant to this Article if the amendment or supplement or waiver does not adversely affect the rights of the Trustee. If it does adversely affect the rights of the Trustee, the Trustee may but need not sign it. In signing such amendment or supplement or waiver the Trustee shall be entitled to receive, and (subject to Article Seven) shall be fully protected in relying upon, an Opinion of Counsel stating that such amendment or supplement or waiver is authorized or permitted by and complies with this Indenture. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it.

                                  ARTICLE TEN

                                 SUBORDINATION

SECTION 10.01.   Securities Subordinated to Senior Indebtedness.

         The Company agrees, and each Holder by its acceptance thereof likewise agrees, that the payment of principal of and interest on the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed. No payment on any Guarantee shall constitute payment "on behalf of " the Company within the meaning of this Article Ten; provided that a payment by a Subsidiary Guarantor on a Guarantee shall constitute a payment "on behalf of" the Company within the meaning of this Article Ten in the event that any guarantee by such Subsidiary of Indebtedness under the Bank Credit Agreement shall have been determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part.

         This Article Ten shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders and/or each of them may enforce such provisions. No amendment of any provision of this Article Ten shall be effective as against any holder of Senior Indebtedness who has not consented thereto.

SECTION 10.02. Company Not To Make Payments with Respect to Securities in Certain Circumstances.

         (a) No payment may be made by the Company or on behalf of the Company on account of principal of or interest on the Securities or to acquire or repurchase any of the Securities or on account of the redemption provisions of the Securities (i) upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all such Senior Indebtedness is first paid in full or (ii) upon the happening of any default in payment of any principal of or interest on any Senior Indebtedness when the same becomes due and payable (a "Payment Default"), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist.

         (b) Upon the happening of a default or event of default (other than a Payment Default) with respect to any Senior Indebtedness, as such default or event of default is defined therein or in the instrument under which it is outstanding, and, upon written notice thereof given to the Company and the Trustee by any holders of such Senior Indebtedness or their Representative (a "Payment Notice"), then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist or the Representative gives its written approval, no payment shall be made by or on behalf of the Company on account of principal of or interest on the Securities or to acquire or repurchase any of the Securities or on account of the redemption provisions of the Securities; provided, however, that these provisions will not prevent the making of any payment for more than 179 days after the due date of the first principal or interest payment on the Securities after a Payment Notice shall have been given.

Notwithstanding the foregoing, (i) not more than one Payment Notice shall be given within a period of 360 consecutive days and (ii) a Payment Notice may only be given (A) if more than $5 million of Senior Indebtedness is outstanding under the Bank Credit Agreement at the time of such notice, by the Representative or (B) if $5 million or less of Senior Indebtedness is outstanding under the Bank Credit Agreement at the time of such notice, by a holder or holders (or the Representative of holders) of at least $5 million principal amount of Senior Indebtedness.

         (c)     In the event that, notwithstanding the provisions of this
Section 10.02, the Company shall make any payment to the Trustee or the Holders on account of any principal of or interest on the Securities, or to acquire or repurchase any of the Securities or on account of the redemption provisions of the Securities, after the happening of a Payment Default or after receipt by the Company and the Trustee of a Payment Notice as provided in this Section 10.02, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections 10.06 and 10.07) shall be held by the Trustee or Holders, as the case may be, in trust for the benefit of, and shall be paid over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their Representative as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to the holders of Senior Indebtedness. The Company shall give prompt written notice to the Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued.

SECTION 10.03. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

         Upon any distribution of assets of the Company or payment on behalf of the Company with respect to the Securities in the event of any Insolvency or Liquidation Proceeding with respect to the Company:

                 (a) the holders of Senior Indebtedness shall be entitled to receive payment in full of such Senior Indebtedness before the Holders are entitled to receive any direct or indirect payment or distribution of any cash, property or security on account of the principal of or interest on or any other payment with respect to the Securities;

                 (b) any direct or indirect payment or distribution of assets of or on behalf of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Ten (including specifically, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such Insolvency or Liquidation Proceeding), shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their Representative, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, whether or not due, including specifically, without limitation, all Post-Commencement Amounts, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                 (c) in the event that notwithstanding the foregoing provisions of this Section 10.03, any direct or indirect payment or distribution of assets of or on behalf of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders on account of any principal of or interest on the Securities (including specifically, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such Insolvency or Liquidation Proceeding) before all Senior Indebtedness is paid in full, whether or not due, including specifically, without limitation, all Post-Commencement Amounts, such payment or distribution (subject, with regard to the Trustee, to the provisions of Sections 10.06 and 10.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or their Representative, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full whether or not due, including specifically, without limitation, all Post- Commencement Amounts, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

SECTION 10.04. Holders To Be Subrogated to Rights of Holders of Senior Indebtedness.

         After the payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness (equally and ratably with the holders of all other Indebtedness of the Company which by its express terms is subordinate and subject in right of payment to Senior Indebtedness of the Company to substantially the same extent as the Securities are so subordinate and subject in right of payment and which is entitled to like rights and subrogation as a result of payments made to the holders of such Senior Indebtedness), until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the Holders by virtue of this Article which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company to or on account of the Senior Indebtedness, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing in this Section
10.04 shall be deemed to give the Holders the benefits of any rights to any collateral securing such Senior Indebtedness as to which such Holders may become subrogated pursuant to this Section 10.04.

SECTION 10.05.   Obligations of the Company Unconditional.

         Nothing contained in this Article Ten or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Ten, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Ten.

SECTION 10.06. Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee or the taking of any other action by the Trustee, unless, subject to Section 10.07 hereof, it shall have received at its corporate trust department written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any Representative thereof; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article Seven and Section 10.07 below, shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a Representative on behalf of any such holder or holders.

SECTION 10.07.   Application by Trustee of Monies Deposited with It.

         Except as provided in Section 8.02, any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of the principal of or interest on any Securities shall be subject to the provisions of Sections 10.01, 10.02, 10.03 and 10.04 except that, if prior to 12:00 noon, New York City time, on the first Business Day prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either the principal or the interest on any Security) the Trustee or, in the case of any such deposit of monies with a Paying Agent, the Paying Agent shall not have received with respect to such monies the notice provided for in Section 10.06, then the Trustee or such Paying Agent, as the case may be, shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such first Business Day. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Ten, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness but shall have only such obligations to such holders as are expressly set forth in this Article Ten.

SECTION 10.08. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness.

         No right of any present or future holders of any Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Without limiting the foregoing, the holders of Senior Indebtedness of the Company may extend, renew, modify or amend the terms of the Senior Indebtedness of the Company or any security therefor or guaranty thereof and release, sell or exchange such security and release such guaranty and otherwise deal freely with the Company, all without affecting the provisions of this Article Ten.

SECTION 10.09. Holders Authorize Trustee To Effectuate Subordination of Securities.

         Each Holder by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any Insolvency or Liquidation Proceeding with respect to the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and the causing of said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claims, then the holders of Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of such Holder.

SECTION 10.10.   Right of Trustee To Hold Senior Indebtedness.

         The Trustee shall be entitled to all of the rights set forth in this Article Ten in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 10.11.   Article Ten Not To Prevent Events of Default.

         The failure to make a payment on account of principal or interest by reason of any provision in this Article Ten shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

SECTION 10.12.   Payment.

         For purposes of this Article Ten, a payment with respect to any Security or with respect to principal of or interest on any Security shall include, without limitation, payment of principal of and interest on any Security, any depositing of funds under Article Eight, any payment on account of any mandatory or optional repurchase or redemption of any Security (including payments pursuant to Article Three or Section 4.01, 4.12 or 4.17) and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Security.

                                 ARTICLE ELEVEN

                                   GUARANTEES

SECTION 11.01.   Unconditional Guarantee.

         Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "Guarantee") to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under this Indenture and the Securities and that:

                 (1) the principal of and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                 (2) in case of any extension of time of payment or renewal of any Securities or of any such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (1) and (2) above, to the limitations set forth in Section 11.04.

         Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice, notice of intent to accelerate, notice of acceleration, and all other notices and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

         The Company agrees to cause each Person (other than an Unrestricted Subsidiary) that shall become a Material Subsidiary after the date of this Indenture (other than PMCT Inc. and Plains Gulf Coast Limited Partnership) to execute and deliver a supplement to this Indenture pursuant to which such Person will guarantee the payment of the Securities on the same terms and conditions as the Guarantees by the Subsidiary Guarantors.

SECTION 11.02.   Subsidiary Guarantors May Consolidate, etc., on Certain Terms.

         (a) Except as set forth in Articles Four and Five, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor.

         (b) Except as set forth in Articles Four and Five hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or a Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor), or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same; provided, however, that, subject to Section 11.02(a) and 11.03, (i) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (ii) such transaction shall not violate any of the covenants in Sections 4.01 through 4.17, and (iii) each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, such Subsidiary Guarantor's Guarantee set forth in this Article Eleven, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor shall have merged, or by the corporation that shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

SECTION 11.03.   Release of a Subsidiary Guarantor.

         Upon the sale or disposition of a Subsidiary Guarantor (or substantially all of its assets), which is otherwise in compliance with the terms of this Indenture, including but not limited to the provisions of Section 11.02, such Subsidiary Guarantor shall be deemed released from all of its Guarantee and related obligations in this Indenture; provided that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company or any Subsidiary shall also terminate or be released upon such sale or transfer. Each Subsidiary Guarantor that is designated as an Unrestricted Subsidiary in accordance with this Indenture shall be released from all of its Guarantee and related obligations set forth in this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Securities as provided in this Article Eleven.

SECTION 11.04.   Limitation of Subsidiary Guarantor's Liability.

         Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities (including, but not limited to, Guarantor Senior Indebtedness of each Subsidiary Guarantor) of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.05, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 11.04 is for the benefit of the creditors of each Subsidiary Guarantor, and, for purposes of applicable fraudulent transfer and fraudulent conveyance law, any Indebtedness of a Subsidiary Guarantor pursuant to the Bank Credit Agreement shall be deemed to have been incurred prior to the incurrence by such Subsidiary Guarantor of its liability under the Guarantee.

SECTION 11.05.   Contribution.

         In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Subsidiary Guarantor's obligations with respect to the Guarantee.

SECTION 11.06.   Execution and Delivery of Guarantee.

         To evidence its Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees to execute the Guarantee in substantially the form of Exhibit A-1 to be endorsed on each Security ordered to be authenticated and delivered by the Trustee and each Subsidiary Guarantor agrees that this Indenture shall be executed on behalf of each Subsidiary Guarantor by its President or one of its Vice Presidents and attested to by an Officer. Each Subsidiary Guarantor hereby agrees that its Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Subsidiary Guarantor by one Officer, (who shall have been duly authorized by all requisite corporate actions) prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Subsidiary Guarantor.

SECTION 11.07.   Severability.

         In case any provision of this Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                 ARTICLE TWELVE

                          SUBORDINATION OF GUARANTEES

SECTION 12.01.   Guarantees Subordinated to Guarantor Senior Indebtedness.

         The Subsidiary Guarantors agree, and each Holder by its acceptance thereof likewise agrees, that the payments by the Subsidiary Guarantors in respect of the Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article Twelve, to the prior payment in full of all Guarantor Senior Indebtedness, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed.

         This Article Twelve shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Guarantor Senior Indebtedness, and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness, and such holders and/or each of them may enforce such provisions. No amendment of any provision of this Article Twelve shall be effective as against any holder of Guarantor Senior Indebtedness who has not consented thereto.

SECTION 12.02. Subsidiary Guarantors Not To Make Payments with Respect to Guarantees in Certain Circumstances.

         (a) No payment may be made by the Subsidiary Guarantors in respect of the Guarantees (i) upon the maturity of any Guarantor Senior Indebtedness by lapse of time, acceleration or otherwise, unless and until all such Guarantor Senior Indebtedness is first paid in full or (ii) upon the happening of any default in respect of the payment of any Guarantor Senior Indebtedness when the same becomes due and payable (a "Subsidiary Guarantor Payment Default"), unless and until such Subsidiary Guarantor Payment Default shall have been cured or waived or shall have ceased to exist.

         (b) Upon the happening of a default or event of default (other than a Subsidiary Guarantor Payment Default) with respect to any Guarantor Senior Indebtedness, as such default or event of default is defined therein or in the instrument under which it is outstanding, and, upon written notice thereof given to the Subsidiary Guarantors and the Trustee by any holders of such Guarantor Senior Indebtedness or their Representative (a "Subsidiary Guarantor Payment Notice"), then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist or the Representative gives its written approval, no payment shall be made by the Subsidiary Guarantors in respect of the Guarantees; provided, however, that these provisions will not prevent the making of any payment for more than 179 days after the due date of payment on the Guarantees after a Subsidiary Guarantor Payment Notice shall have been given. Notwithstanding the foregoing, (i) not more than one Subsidiary Guarantor Payment Notice shall be given within a period of 360 consecutive days and (ii) a Subsidiary Guarantor Payment Notice may only be given (A) if more than $5 million of Guarantor Senior Indebtedness is outstanding under the Bank Credit Agreement at the time of such notice, by the Representative or (B) if $5 million or less of Guarantor Senior Indebtedness is outstanding under the Bank Credit Agreement at the time of such notice, by a holder or holders (or the Representative of holders) of at least $5 million principal amount of Guarantor Senior Indebtedness.

         (c)     In the event that, notwithstanding the provisions of this
Section 12.02, the Subsidiary Guarantors shall make any payment in respect of the Guarantees, after the happening of a Subsidiary Guarantor Payment Default or after receipt by the Subsidiary Guarantors and the Trustee of a Subsidiary Guarantor Payment Notice as provided in this Section 12.02, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections 12.06 and 12.07) shall be held by the Trustee or Holders, as the case may be, in trust for the benefit of, and shall be paid over and delivered to, the holders of Guarantor Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by them) or their Representative, as their respective interests may appear, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay all Guarantor Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to the holders of Guarantor Senior Indebtedness. The Subsidiary Guarantors shall give prompt written notice to the Trustee of any default under any Guarantor Senior Indebtedness or under any agreement pursuant to which Guarantor Senior Indebtedness may have been issued.

SECTION 12.03. Guarantees Subordinated to Prior Payment of All Guarantor Senior Indebtedness on Dissolution, Liquidation or Reorganization of Subsidiary Guarantor.

         Upon any distribution of assets of any Subsidiary Guarantor in the event of any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor:

                 (a) the holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full of such Guarantor Senior Indebtedness before the Holders are entitled to receive any direct or indirect payment or distribution of any cash, property or security on account of any payment in respect of the Guarantees;

                 (b) any direct or indirect payment or distribution of assets of the Subsidiary Guarantors of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee, on behalf of the Holders, would be entitled except for the provisions of this Article Twelve (including specifically, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Subsidiary Guarantor being subordinated to any payment in respect of the Guarantees, which may be payable or deliverable in respect of the Guarantees in any such Insolvency or Liquidation Proceeding), shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Guarantor Senior Indebtedness or their Representative, to the extent necessary to make payment in full of all Guarantor Senior Indebtedness remaining unpaid whether or not due, including specifically, without limitation, all Post-Commencement Amounts, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness; and

                 (c) in the event that, notwithstanding the foregoing provisions of this Section 12.03, any direct or indirect payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders (including specifically, without limitation, any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of such Subsidiary Guarantor being subordinated to the payment of the Guarantees, which may be payable or deliverable in respect of the Guarantees in any such Insolvency or Liquidation Proceeding) before all Guarantor Senior Indebtedness is paid in full, whether or not due, including specifically, without limitation, all Post-Commencement Amounts, such payment or distribution (subject, with regard to the Trustee, to the provisions of Sections 12.06 and 12.07) shall be received and held in trust for and shall be paid over to the holders of the Guarantor Senior Indebtedness remaining unpaid or their Representative, for application to the payment of such Guarantor Senior Indebtedness until all such Guarantor Senior Indebtedness shall have been paid in full, whether or not due, including specifically, without limitation, all Post-Commencement Amounts, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness.

                 The Company or the Subsidiary Guarantors shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of any Subsidiary Guarantor.

SECTION 12.04. Holders To Be Subrogated to Rights of Holders of Guarantor Senior Indebtedness.

         After the payment in full of all Guarantor Senior Indebtedness, the Holders shall be subrogated, to the rights of the holders of Guarantor Senior Indebtedness to receive payments or distributions of assets of the Subsidiary Guarantors applicable to the Guarantor Senior Indebtedness (equally and ratably with the holders of all other Indebtedness which by its express terms is subordinate and subject in right of payment to Guarantor Senior Indebtedness to substantially the same extent as the Guarantees are so subordinate and subject in right of payment and which is entitled to like rights and subrogation as a result of payments made to the holders of such Senior Indebtedness) until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Guarantor Senior Indebtedness by or on behalf of the Subsidiary Guarantors or by or on behalf of the Holders by virtue of this Article Twelve which otherwise would have been made to the Holders shall, as between the Subsidiary Guarantors and the Holders, be deemed to be payment by the Subsidiary Guarantors to or on account of the Guarantor Senior Indebtedness, it being understood that the provisions of this Article Twelve are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Guarantor Senior Indebtedness, on the other hand. Nothing in this Section 12.04 shall be deemed to give the Holders the benefits of any rights to any collateral securing such Senior Indebtedness as to which such Holders may become subrogated pursuant to this Section 12.04.

SECTION 12.05.   Obligations of the Subsidiary Guarantors Unconditional.

         Nothing contained in this Article Twelve or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Subsidiary Guarantors and the Holders, the obligation of the Subsidiary Guarantors under the Guarantees, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon Default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Subsidiary Guarantors received upon the exercise of any such remedy. Upon any distribution of assets of the Subsidiary Guarantors referred to in this Article Twelve, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other indebtedness of the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

SECTION 12.06. Trustee Entitled To Assume Payments Not Prohibited in Absence of Notice.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee, unless, subject to Section 12.07 below, it shall have received at its corporate trust department written notice thereof from the Subsidiary Guarantors or from one or more holders of Guarantor Senior Indebtedness or from any Representative thereof; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Article Seven and Section
12.07 below, shall be entitled to assume conclusively that no such facts exist. The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Guarantor Senior Indebtedness (or a Representative on behalf of such holder) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness or a Representative on behalf of any such holder or holders.

SECTION 12.07.   Application by Trustee of Monies Deposited with It.

         Except as provided in Section 8.02, any deposit of monies by the Subsidiary Guarantor with the Trustee or any Paying Agent (whether or not in trust) for any payment in respect of the Guarantees shall be subject to the provisions of Sections 12.01, 12.02, 12.03 and 12.04 except that, if prior to 12:00 noon, New York City time, on the first Business Day prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose, the Trustee or, in the case of any such deposit of monies with a Paying Agent, the Paying Agent shall not have received with respect to such monies the notice provided for in Section 12.06, then the Trustee or such Paying Agent, as the case may be, shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such first Business Day. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Twelve, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness but shall have only such obligations to such holders as are expressly set forth in this Article Twelve.

SECTION 12.08. Subordination Rights Not Impaired by Acts or Omissions of Subsidiary Guarantors or Holders of Guarantor Senior Indebtedness.

         No right of any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Subsidiary Guarantor or by any act or failure to act by any such holder, or by any noncompliance by any Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. Without limiting the foregoing, the holders of Guarantor Senior Indebtedness may extend, renew, modify or amend the terms of the Guarantor Senior Indebtedness or any security therefor or guaranty thereof and release, sell or exchange such security and release such guaranty and otherwise deal freely with any Subsidiary Guarantor, all without affecting the provisions of this Article Twelve.

SECTION 12.09.   Holders Authorize Trustee To Effectuate Subordination of
                 Guarantee.

         Each Holder by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any Insolvency or Liquidation Proceeding with respect to any Subsidiary Guarantor, the immediate filing of a claim for the unpaid balance of its or his Securities pursuant to the Guarantee in the form required in said proceedings and the causing of said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claims, then the holders of Guarantor Senior Indebtedness are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of such Holder.

SECTION 12.10.   Right of Trustee To Hold Guarantor Senior Indebtedness.

         The Trustee shall be entitled to all of the rights set forth in this Article Twelve in respect of any Guarantor Senior Indebtedness at any time held by it to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

SECTION 12.11.   Article Twelve Not To Prevent Events of Default.

         The failure to make a payment on account of the Guarantees by reason of any provision in this Article Twelve shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

SECTION 12.12.   Payment.

         For purposes of this Article Twelve, a payment with respect to any Guarantee or with respect to principal of or interest on any Security or any Guarantee shall include, without limitation, payment of principal of and interest on any Security, any depositing of funds under Article Eight, any payment on account of any mandatory or optional repurchase or redemption of any Security (including payments pursuant to Article Three or Section 4.01, 4.12 or 4.17) and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Security.

                                ARTICLE THIRTEEN

                                 MISCELLANEOUS

SECTION 13.01.   Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

SECTION 13.02.   Notices.

         Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by certified or registered mail (return receipt requested) addressed as follows or by facsimile transmission:

                 If to the Company or any Subsidiary Guarantor:

                          Plains Resources Inc.
                          1600 Smith Street
                          Suite 1500
                          Houston, Texas  77002
                          Telecopy No.:  (713) 654-1523
                          Attention:  Secretary and Chief Financial Officer

                 If to the Trustee:

                          Texas Commerce Bank National Association
                          600 Travis Street, 8th Floor
                          Houston, Texas  77002
                          Telecopy No.:  (713) 216-4880
                          Attention:  Vice President, Corporate Trust Department

         For purposes of the Company's obligation hereunder to maintain an office or agency in the City of New York for purposes of surrendering Securities, the address of the Trustee's agent is:

                          Texas Commerce Trust Company of New York
                          55 Water Street, Room 234
                          Windows 20 and 21
                          New York, New York  10041

         The Company or any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Holder shall be mailed to him by first-class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it. If the Company mails notice or communications to Holders it shall mail a copy to the Trustee and each Agent at the same time. All notices or communications shall be in writing.

SECTION 13.03.   Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

SECTION 13.04.   Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company and/or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company and/or such Subsidiary Guarantor, as the case may be, shall furnish to the
Trustee:

                 (1) an Officers' Certificate stating that, in the opinion of the signers, the conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel stating that, in the opinion of such counsel, such conditions precedent have been complied with.

SECTION 13.05.   Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of each such person, such covenant or condition has been complied with.

SECTION 13.06.   Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar or Paying Agent may make reasonable rules for its functions.

SECTION 13.07.   Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday, or a day on which banks and trust companies in The City of New York are not required by law or executive order to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at the place on the next succeeding day that is not a Legal Holiday, without additional interest.

SECTION 13.08.   Governing Law.

         THIS INDENTURE AND THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.09.   No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.10.   No Recourse Against Others.

         All liability described in paragraph 19 of the Securities of any director, officer, employee or stockholder, as such, of the Company, the Subsidiary Guarantors or the Trustee is waived and released.

SECTION 13.11.   Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.12.   Duplicate Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same instrument.

SECTION 13.13.   Severability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated:  March 15, 1996

                                        PLAINS RESOURCES INC.



                                        By
                                          ------------------------------------
                                             Name:
                                             Title:


                                        TEXAS COMMERCE BANK NATIONAL
                                          ASSOCIATION, Trustee



                                        By
                                          ------------------------------------
                                             Name:
                                             Title:


                                        SUBSIDIARY GUARANTORS:

                                        CALUMET FLORIDA, INC.,
                                          a Delaware corporation



                                        By
                                          ------------------------------------
                                             Phillip D. Kramer
                                             Vice President


                                        PLAINS ILLINOIS INC.,
                                          a Delaware corporation



                                        By
                                          ------------------------------------
                                             Phillip D. Kramer
                                             Vice President

                                        PLAINS MARKETING & TRANSPORTATION
                                          INC. a Delaware corporation



                                        By
                                          ------------------------------------
                                             Phillip D. Kramer
                                             Vice President


                                        PLAINS RESOURCES INTERNATIONAL INC.,
                                          a Delaware corporation



                                        By
                                          ------------------------------------
                                             Phillip D. Kramer
                                             Vice President


                                        PRI PRODUCING INC.,
                                          a Delaware corporation



                                        By
                                          ------------------------------------
                                             Phillip D. Kramer
                                             Vice President


                                        PLX CRUDE LINES INC.,
                                          a Delaware corporation



                                        By
                                          ------------------------------------
                                             Phillip D. Kramer
                                             Vice President


                                        PLX INGLESIDE INC.,
                                          a Delaware corporation



                                        By
                                          ------------------------------------
                                             Phillip D. Kramer
                                             Vice President

                                        STOCKER RESOURCES, INC.,
                                          a California corporation



                                        By
                                          ------------------------------------
                                             Phillip D. Kramer
                                             Vice President


                                        PLAINS TERMINAL & TRANSFER CORPORATION,
                                          a Delaware corporation



                                        By
                                          ------------------------------------
                                             Phillip D. Kramer
                                             Vice President


                                        STOCKER RESOURCES, L.P.,
                                          a California limited partnership

                                        BY:  STOCKER RESOURCES, INC.,
                                               a California corporation,
                                               General Partner



                                        By
                                          ------------------------------------
                                             Phillip D. Kramer
                                             Vice President

                                                                       EXHIBIT A


                               [Form of Security]


[If a Series A Security or a Series B Security constituting a Transfer Restricted Security --

         THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES
ACT) ("INSTITUTIONAL ACCREDITED INVESTOR"); (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THE NOTES EVIDENCED HEREBY RESELL OR OTHERWISE TRANSFER THE NOTES EVIDENCED HEREBY, EXCEPT (A) TO PLAINS RESOURCES INC. (THE "COMPANY"), (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AS TRUSTEE, A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THE NOTES EVIDENCED HEREBY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM SUCH TRUSTEE), (D) OUTSIDE THE UNITED STATES TO FOREIGN PURCHASERS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE NOTES EVIDENCED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE NOTES EVIDENCED HEREBY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF SUCH NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AS REGISTRAR. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AND TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AS TRANSFER AGENT, SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED AFTER THE EXPIRATION OF THREE YEARS FROM THE ORIGINAL ISSUANCE OF THE NOTES EVIDENCED HEREBY IF THE PROVISIONS OF SECTION 2.14(a)(1) OF THE INDENTURE ARE SATISFIED. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

REGISTERED

                   10 1/4% SENIOR SUBORDINATED NOTE DUE 2006


No. R-                                                                 $

                             PLAINS RESOURCES INC.
                            (a Delaware corporation)

promises to pay to ______________________________
or registered assigns
the principal sum of ____________________ Dollars on March 15, 2006

                 Interest Payment Dates:   March 15 and September 15

                 Record Dates:             March 1 and September 1

Dated:                                     PLAINS RESOURCES INC.

Attest:                                    By:



         Secretary                                      President

                                           [Seal]
Authenticated:

TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as Trustee


By
         Authorized Signatory

OR

as Authenticating Agent


By
         Authorized Signatory
[Seal]

                           [Reverse Side of Security]


                             PLAINS RESOURCES INC.

                   10 1/4% Senior Subordinated Note Due 2006


1.       Interest.

         Plains Resources Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on March 15 and September 15 of each year, commencing [if a Series A Security - on September 15, 1996 and continuing semiannually thereafter, on March 15 and September 15 in each year] [if a Series B Security - on the first March 15 or September 15 following the original issuance of the Series B Securities and continuing semiannually thereafter, on March 15 and September 15 in each year, from the date of the original issuance of the Series B Securities], or from the most recent date to which interest has been paid or duly provided for, until the principal hereof is paid or duly provided for. Interest will be computed on the basis of a 360-day year of twelve 30-day months. Accrued but unpaid interest on any Series A Security that is exchanged for a Series B Security pursuant to the Registration Rights Agreement shall be paid on or before the first interest payment date on the Series B Securities.

         The interest rate on the Securities is subject to increase under certain circumstances described in the Registration Rights Agreement.

         The Company shall pay interest on overdue principal of and interest on overdue installments of interest, to the extent lawful, at a rate equal to the rate of interest otherwise payable on the Securities.

2.       Method of Payment.

         The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the March 1 or September 1 immediately preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal of and interest on the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay interest by check payable in such money or by wire transfer of immediately available funds. It may mail an interest check to a Holder's registered address.

3.       Paying Agent and Registrar.

         Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

4.       Indenture and Guarantees.

         The Company issued the Securities under an Indenture dated as of March 15, 1996 (the "Indenture") among the Company, the Subsidiary Guarantors, and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are general unsecured subordinated obligations of the Company limited to $150,000,000 aggregate principal amount, except as otherwise provided in the Indenture. Payment on each Security is guaranteed on a senior subordinated basis, jointly and severally, by the Subsidiary Guarantors pursuant to Articles Eleven and Twelve of the Indenture.

5.       Optional Redemption.

         At any time on or after March 15, 2001, the Company may, at its option, redeem all or any portion of the Securities at the redemption prices (expressed as percentages of the principal amount of the Securities) set forth below, plus, in each case, accrued interest thereon to the applicable redemption date, if redeemed during the 12-month period beginning March 15, of the years indicated below:

                    Year                      Percentage
                    2001  . . . . . . . .      105.1250%
                    2002  . . . . . . . .      103.4167%
                    2003  . . . . . . . .      101.7083%
                    2004 and thereafter        100.0000%

In addition, at any time on or prior to March 15, 1999, up to $45,000,000 in aggregate principal amount of Securities may be redeemed, at the option of the Company, upon not less than 30 or more than 60 days' notice, from the Net Proceeds of a Public Equity Offering, at a price equal to 110.25% of the principal amount thereof, together with accrued and unpaid interest to the date of redemption, provided that at least $105,000,000 in aggregate principal amount of Securities remains Outstanding immediately after such redemption and that such redemption occurs within 60 days following the closing of such Public Equity Offering.

         In the case of any redemption of Securities, interest installments due and payable on or prior to the date of redemption will be payable to Holders of such Securities of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date of redemption. In the event of redemption or purchase of this Series __ Security in part only, a new Series __ Security or Securities for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         The Securities do not have the benefit of any sinking fund obligations.

6.       Notice of Redemption.

         Notice of redemption will be mailed to the Holder's registered address at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed. If less than all Securities are to be redeemed, the Trustee shall select pro rata the Securities to be redeemed in multiples of $1,000. Securities in denominations larger than $1,000 may be redeemed in part.

7.       Subordination.

         The Securities are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company agrees, and each Holder by accepting a Security agrees, to such subordination and authorizes the Trustee to give it effect.

8.       Change of Control.

         Upon the occurrence of a Change of Control and a corresponding Rating Decline, the Company shall be obligated to make an offer to purchase all of the then outstanding Securities (a "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of a Rating Decline following a Change of Control (or, in the event the Rating Decline occurs prior to the corresponding Change of Control not more than 60 nor less than 30 days following the occurrence of the Change of Control), all of the then outstanding Notes validly tendered pursuant to such Change of Control Offer, at a purchase price (the "Change of Control Purchase Price) equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Purchase Date.

         In order to effect such Change of Control Offer, the Company shall, not later than the 30th day after the occurrence of the Rating Decline corresponding to such Change of Control (or, in the event the Rating Decline occurs prior to the corresponding Change of Control, not later than the 30th day following the occurrence of the Change of Control), mail to the Trustee and to each Holder of the Notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that Holders of the Notes must follow to accept the Change of Control Offer.

9.       Net Proceeds Offer.

         In the event of certain Asset Dispositions, the Company may be required to make a Net Proceeds Offer to purchase all or any portion of each Holder's Securities, at 100% of the principal amount of the Securities plus accrued interest to the Net Proceeds Payment Date.

10.      Restrictive Covenants.

         The Indenture imposes certain limitations on, among other things, the ability of the Company to merge or consolidate with any other Person or sell, lease or otherwise transfer all or substantially all of its properties or assets, the ability of the Company or the Subsidiaries to dispose of certain assets, to pay dividends and make certain other distributions and payments, to make certain investments or redeem, retire, repurchase or acquire for value shares of capital stock, to incur additional Indebtedness or incur encumbrances against certain property, to engage in other business activities, and to enter into certain transactions with Related Persons, all subject to certain limitations described in the Indenture.

11.      Denominations, Transfer, Exchange.

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption. Also, it need not transfer or exchange any Securities for a period of 30 days before a selection of Securities to be redeemed.

12.      Persons Deemed Owners.

         The registered Holder of a Security may be treated as the owner of it for all purposes and neither the Company, the Trustee nor any Agent shall be affected by notice to the contrary.

13.      Unclaimed Money.

         If money for the payment of principal or interest remains unclaimed for one year, the Trustee or Paying Agent will pay the money back to the Company at its request. After that, all liability of the Trustee and such Paying Agents with respect to such money shall cease.

14.      Amendment, Supplement, Waiver.

         Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Securities, and any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Securities. Without the consent of any Holder, the Company may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency or to provide for uncertificated Securities in addition to certificated Securities or to make any change that does not adversely affect the rights of any Holder.

15.      Successor Corporation.

         When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor corporation will be released from those obligations.

16.      Defaults and Remedies.

         An event of default generally is: default in payment of principal on the Securities; default for 30 days in payment of interest on the Securities; failure by the Company or any Subsidiary Guarantor for 60 days after notice to comply with any of its other agreements in the Indenture; certain defaults under or acceleration prior to maturity of other indebtedness; certain final judgments against the Company or Subsidiaries; a failure of any Guarantee of a Material Subsidiary to be in full force and effect or denial by any Subsidiary Guarantor of its obligations with respect thereto; and certain events of bankruptcy or insolvency. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization relating to the Company, all outstanding Securities shall become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Company must furnish an annual compliance certificate to the Trustee.

17.      Trustee Dealings with Company.

         Texas Commerce Bank National Association, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Subsidiaries or Affiliates with the same rights it would have if it were not Trustee.

18.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee, shall not have any liability for any obligations of the Company, any Subsidiary Guarantor or the Trustee, under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19.      Authentication.

         This Security shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Security.

20.      Abbreviations.

         Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors
Act).

21.      CUSIP Numbers.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to Holders. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Secretary, Plains Resources Inc., 1600 Smith Street, Houston, Texas 77002.

22.      Exchange Option.

         [If a Series A Security -- At the option of the Holders hereof, the Series A Securities may be exchanged, pursuant to the Registration Rights Agreement, for a like aggregate principal amount of Series B Securities.]

                              [Form of Assignment]


To assign this Security, fill in the form below:

I or we assign and transfer this Security to:


 -----------------------------------------------------------------------------

 -----------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax ID no.)


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint _________________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------


Your Signature:

- --------------------------------------------------------------------------------
     (Sign exactly as your name appears on the other side of this Security)


Date:
         ----------------------------
Signature Guarantee:
                       ----------------------------

                  [Form of Option of Holder to Elect Purchase]


         If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 or Section 4.17 of the Indenture, check the appropriate box:

                          Section 4.12     [   ]
                          Section 4.17     [   ]

         If you want to have only part of this Security purchased by the Company pursuant to Section 4.12 or 4.17 of the Indenture, state the amount (in integral multiples of $1,000):

$
 --------------------------------

Date:                                   Signature:
      -----------------------------               ------------------------------
                                                  (Sign exactly as your name
                                                  appears on the other side
                                                  of this Security)


Signature Guarantee:
                      -------------------------------------------------------

                                                                     EXHIBIT A-1

                         [Form of Notation on Security
                             Relating to Guarantee]

                                   GUARANTEE

         Subject to the limitations set forth in the Indenture, the Subsidiary Guarantors (as defined in the Indenture referred to in the Security upon which this notation is endorsed and each hereinafter referred to as a "Subsidiary Guarantor," which term includes any successor or additional Subsidiary Guarantor under the Indenture) have unconditionally guaranteed (a) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, acceleration, redemption or otherwise, (b) the due and punctual payment of interest on the overdue principal of and interest on the Securities, if any, to the extent lawful, (c) the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms set forth in the Indenture, and (d) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

         No stockholder, officer, director or incorporator, as such, past, present or future, of the Subsidiary Guarantors shall have any personal liability under this Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

         This Guaranty shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and in the Indenture.

         This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized signatories.





                                    A-1 - 1

         The obligations of the Subsidiary Guarantors to the Holders and to the Trustee pursuant to the Guarantee and the Indenture are expressly subordinated to all Guarantor Senior Indebtedness to the extent set forth in Article Twelve of the Indenture and reference is hereby made to such Indenture for the precise terms of such subordination.

                                        Subsidiary Guarantors:

                                        PLAINS MARKETING & TRANSPORTATION
                                          INC., a Delaware corporation





                                        By
                                          -------------------------------------
                                                 Vice President


                                        PLX INGLESIDE INC.,
                                          a Delaware corporation


                                        By
                                          -------------------------------------
                                                 Vice President


                                        PLAINS RESOURCES INTERNATIONAL INC.,
                                          a Delaware corporation


                                        By
                                          -------------------------------------
                                                 Vice President


                                        PRI PRODUCING INC.,
                                          a Delaware corporation


                                        By
                                          -------------------------------------
                                                 Vice President


                                        STOCKER RESOURCES, INC., a California
                                          corporation


                                        By
                                          -------------------------------------
                                                 Vice President





                                    A-1 - 2

                                        PLAINS TERMINAL & TRANSFER CORPORATION,
                                          a Delaware corporation


                                        By
                                          -------------------------------------
                                                 Vice President


                                        STOCKER RESOURCES, L.P.,
                                          a California limited partnership

                                        By:  STOCKER RESOURCES, INC.,
                                               a California corporation,
                                               General Partner


                                        By
                                          -------------------------------------
                                                 Vice President


                                        CALUMET FLORIDA, INC.,
                                          a Delaware corporation


                                        By
                                          -------------------------------------
                                                 Vice President


                                        PLAINS ILLINOIS INC.,
                                          a Delaware corporation


                                        By
                                          -------------------------------------
                                                 Vice President


                                        PLX CRUDE LINES INC.,
                                          a Delaware corporation


                                        By
                                          -------------------------------------
                                                 Vice President





                                    A-1 - 3

                                                                     EXHIBIT A-2

                     [Form of Legend For Global Securities]


         Any Global Security authenticated and delivered hereunder shall bear a legend in addition to the Private Placement Legend, if required pursuant to
Section 2.14, in substantially the following form:

                 THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                 UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.





                                    A-2 - 1

                                                                     EXHIBIT A-3


                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

                          Re: 10 1/4% Senior Notes due 2006, Series A, and 10 1/4% Senior Notes due 2006, Series B
                                 (the "Securities"), of Plains Resources Inc.

         This Certificate relates to $_______ principal amount of Securities held in the form of *[ ] a beneficial interest in a Global Security or *[ ] Physical Securities by _______________ (the "Transferor").

         The Transferor:*

         [ ] has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Security held by DTC a Physical Security or Physical Securities in definitive, registered form of authorized denominations and in an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); or

         [ ] has requested that the Registrar by written order exchange or register the transfer of a Physical Security or Physical Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Securities and the restrictions on transfers thereof as provided in Section 2.06 of such Indenture, and that the transfer of these Securities does not require registration under the Securities Act of 1933, as amended (the "Act") because *:

         [ ] Such Security is being acquired for the Transferor's own account, without transfer (in satisfaction of subparagraph (a)(1) or (c)(1) of Section
2.06 of the Indenture).

         [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Act), in reliance on Rule 144A.

         [ ] Such Security is being transferred to an institutional "accredited investor" (within the meaning of subparagraphs (a)(1), (2), (3) or (7) of Rule 501 under the Act).

         [ ] Such Security is being transferred in reliance on Regulation S under the Act.

         [ ] Such Security is being transferred in reliance on Rule 144 under the Act.





                                    A-3 - 1

         [ ] Such Security is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act other than Rule 144A or Rule 144 or Regulation S under the Act to a person other than an institutional "accredited investor."


                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                           ----------------------------------
                                              [Authorized Signatory]

Date:
      --------------------------------

- ------------
     *   Check applicable box.





                                    A-3 - 2

                                                                     EXHIBIT A-4

                      FORM OF CERTIFICATE TO BE DELIVERED
                        IN CONNECTION WITH TRANSFERS TO
                       INSTITUTIONAL ACCREDITED INVESTORS


                                                                       ,
                                     ----------------------------------  ------


Texas Commerce Bank National Association
600 Travis Street, 8th Floor
Houston, Texas  77002

         Re: Plains Resources Inc. Indenture (the "Indenture") relating to 10 1/4% Senior Notes due 2006, Series A, or 10 1/4% Senior Notes due 2006, Series B

Ladies and Gentlemen:

         In connection with our proposed purchase of 10 1/4% Senior Notes due 2006, Series A, or 10 1/4% Series Notes due 2006, Series B (the "Securities"), of Plains Resources Inc. (the "Company"), we confirm that:

         1. We have received such information as we deem necessary in order to make our investment decision.

         2. We understand that any subsequent transfer of the Securities is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

         3. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form hereof, (D) outside the United States in accordance with Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing Securities from us a notice advising such purchaser that resales of the Securities are restricted as stated herein.





                                    A-4 - 1

         4. We understand that, on any proposed resale of Securities, we will be required to furnish to you and the Company, such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Securities purchased by us will bear a legend to the foregoing effect.

         5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be, for an indefinite period.

         6. We are acquiring the Securities purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

         You and the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [Name of Transferee]



                                        By:
                                           ----------------------------------
                                             [Authorized Signatory]





                                    A-4 - 2

                                                                     EXHIBIT A-5

                           FORM OF CERTIFICATE TO BE
                            DELIVERED IN CONNECTION
                          WITH REGULATION S TRANSFERS



                                                                       ,
                                     ----------------------------------  ------


Texas Commerce Bank National Association
600 Travis
Houston, Texas 77002

         Re:     Plains Resources Inc. ("the Company")
                 10 1/4% Senior Notes due 2006, Series A, and
                 10 1/4% Senior Notes due 2006, Series B (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

                 (1) the offer of the Securities was not made to a person in the United States;

                 (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knew that the transaction had been pre- arranged with a buyer in the United States;

                 (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

                 (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

                 (5) we have advised the transferee of the transfer restrictions applicable to the Securities.





                                    A-5 - 1

         You and the Company and your and their respective counsel are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]



                                        By:
                                           -----------------------------------
                                               [Authorized Signature]





                                    A-5 - 2